UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Soliciting Material Pursuant to § 240.14a-12

ICO Global Communications (Holdings) Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
11700 Plaza America Drive, Suite 1010
Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 19, 2009
Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders (“Annual Meeting”) of ICO Global Communications (Holdings) Limited, a Delaware corporation (“Company” or “ICO”).  The meeting will be held on Friday, June 19, 2009 at 10:00 a.m. local time at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia 20190 for the following purposes:

1.	To elect 6 directors to serve for the ensuing year and until their successors are elected.

2.
To ratify the selection by the Audit Committee of the Board of Directors of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2009.

3.
To approve an amendment to the Company’s Restated Certificate of Incorporation that, if filed with the Secretary of State of Delaware at the discretion of the Board of Directors, would (a) effect a reverse stock split of the Company’s common stock at a reverse split ratio of between 1-for-5 and 1-for-20, as determined by the Board of Directors, and (b) decrease the number of authorized shares of the Company’s common stock on a basis proportional to the reverse split ratio approved by the Board of Directors.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.  The Company’s annual report for the year ended December 31, 2008 is also enclosed.

The record date for the Annual Meeting is April 20, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 19, 2009.  You may access an electronic, searchable copy of the Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2008 at: http://bnymellon.mobular.net/bnymellon/icog.

By Order of the Board of Directors
John L. Flynn
Secretary

Reston, Virginia
April [    ], 2009

Table of Contents

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1

Why am I receiving these materials?	1
Who can vote at the Annual Meeting?	1
What am I voting on?	2
How do I vote?	2
How many votes do I have?	3
What if I return a proxy card but do not make specific choices?	3
Who is paying for this proxy solicitation?	3
What does it mean if I receive more than one proxy card?	3
Can I change my vote after submitting my proxy?	3
How are votes counted?	3
What are “broker non-votes”?	4
How many votes are needed to approve each proposal?	4
What is the quorum requirement?	4
How can I find out the results of the voting at the Annual Meeting?	4

HOUSEHOLDING OF PROXY MATERIALS	4

PROPOSAL 1	5

ELECTION OF DIRECTORS	5

Nominees	5

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	7

Independence of the Board of Directors	7
Meetings of the Board of Directors	8
Information Regarding Committees of the Board of Directors	8
Corporate Governance	9

PROPOSAL 2	10

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10

Principal Accountant Fees and Services	10
Pre-Approval Policies and Procedures	11
Report of the Audit Committee	11

PROPOSAL 3	12

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION THAT, IF FILED WITH THE SECRETARY OF STATE OF DELAWARE AT THE DISCRETION OF THE BOARD OF DIRECTORS, WOULD (A) EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A REVERSE SPLIT RATIO OF BETWEEN 1-FOR-5 AND 1-FOR-20, AS DETERMINED BY THE BOARD OF DIRECTORS, AND (B) DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK ON A BASIS PROPORTIONAL TO THE REVERSE SPLIT RATIO APPROVED BY THE BOARD OF DIRECTORS.	12

Reasons for the Reverse Stock Split	12
Possible Disadvantages of the Reverse Stock Split	13
Effects of the Reverse Stock Split	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18

EQUITY COMPENSATION PLAN INFORMATION	20

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21

EXECUTIVE OFFICERS	21

EXECUTIVE COMPENSATION	23

Compensation Discussion and Analysis	23
Overview	23
Compensation Objectives	23

i

Implementing the Company’s Objectives	24
Compensation Elements	26
Report of the Compensation Committee	28
SUMMARY COMPENSATION TABLE	29

Grants of Plan-Based Awards	30
Outstanding Equity Awards	31
Option Exercises and Stock Vested	33
Pension Benefits	34
Non-Qualified Deferred Compensation	34
Potential Payments Upon Termination or Change-In-Control	34
DIRECTOR COMPENSATION	39

Director Compensation for Fiscal 2008	39
Director Equity Compensation	41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42

Related-Person Transactions Policy and Procedures	42
Certain Related-Person Transactions	42

OTHER MATTERS	44

When are stockholder proposals due for next year’s Annual Meeting?	44

ii

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
11700 Plaza America Drive, Suite 1010
Reston, Virginia 20190

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

June 19, 2009

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (“Board of Directors”) of ICO Global Communications (Holdings) Limited (“Company” or “ICO”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders (“Annual Meeting”).  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2009 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2009 (“Record Date”) will be entitled to vote at the Annual Meeting.  On this Record Date, there were 154,407,549 shares of Class A common stock outstanding and entitled to vote (one vote per share) and 53,660,000 shares of Class B common stock outstanding and entitled to vote (ten votes per share).

Stockholders of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with ICO’s transfer agent, BNY Mellon Shareowner Services (“BNY Mellon”), then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•           Election of 6 directors;

•	Ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2009; and

•
Approval of an amendment to the Company’s Restated Certificate of Incorporation that, if filed with the Secretary of State of Delaware at the discretion of the Board of Directors, would (a) effect a reverse stock split of the Company’s common stock at a reverse split ratio of between 1-for-5 and 1-for-20, as determined by the Board of Directors, and (b) decrease the number of authorized shares of the Company’s common stock on a basis proportional to the reverse split ratio approved by the Board of Directors.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•           To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-866-580-9477 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 18, 2009, the day prior to the Annual Meeting, to be counted.

•
To vote on the Internet, go to http://www.eproxy.com/icog to complete an electronic proxy card.  You will be asked to provide the company number and control number from the enclosed proxy card.  Your vote must be received by 11:59 PM Eastern Time on June 18, 2009, the day prior to the Annual Meeting, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from ICO. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  You may contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote.  However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you will have one vote for each share of Class A common stock you own as of the Record Date and ten votes for each share of Class B common stock you own as of the Record Date.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all 6 nominees for director, “For” the ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2009, and “For” the approval of an amendment to our Restated Certificate of Incorporation that, if filed with the Secretary of State of Delaware at the discretion of Board of Directors, would (a) effect a reverse stock split of the Company’s common stock at a reverse split ratio of between 1-for-5 and 1-for-20, as determined by the Board of Directors, and (b) decrease the number of authorized shares of the Company’s common stock on a basis proportional to the reverse split ratio approved by the Board of Directors. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies. We also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.  If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions.  On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•
For Proposal No. 1, Election of Directors, the 6 nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•
To be approved, Proposal No. 2, Ratification of the Selection by the Audit Committee of the Board of Directors of the Independent Registered Public Accounting Firm of Deloitte & Touche LLP as Independent Auditor, must receive “For” votes from the holders of a majority of shares present in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•
To be approved, Proposal No. 3, Approval of an Amendment to the Company’s Restated Certificate of Incorporation that, if filed with the Secretary of State of Delaware at the discretion of the Board of Directors, would (a) effect a reverse stock split of the Company’s common stock at a reverse split ratio of between 1-for-5 and 1-for-20, as determined by the Board of Directors, and (b) decrease the number of authorized shares of the Company’s common stock on a basis proportional to the reverse split ratio approved by the Board of Directors, must receive “For” votes from the holders of a majority of shares present in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding shares representing a majority of the combined voting power of the outstanding Class A common stock and Class B common stock are present at the meeting in person or represented by proxy. On the Record Date, there were 154,407,549 shares of Class A common stock outstanding and 53,660,000 shares of Class B common stock outstanding.  Thus holders of shares representing 345,503,776 votes must be present in person or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2009.

HOUSEHOLDING OF PROXY MATERIALS

The U.S. Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ICO’s stockholders will be “householding” our proxy materials.  A single annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, please notify your broker.  Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.  Direct your written request to ICO, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190, Attn: General Counsel or contact John Flynn at (703) 964-1400. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors consists of 6 directors. There are 6 nominees for director this year.  Each director to be elected will hold office until the next Annual Meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Except for Mr. Kauser, who joined the Board of Directors since the last Annual Meeting, each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders.  The Company encourages nominees for directors and directors to attend the Annual Meeting.  All of the then serving directors attended the 2008 Annual Meeting of Stockholders.  Pursuant to the terms of our Board Compensation Policy, for their continuing service, each current and future board member who is independent as determined by Nasdaq Marketplace Rule 4200(a)(15) receives $30,000 per year cash compensation for Board service, and non-employee directors receive an option to purchase 30,000 shares annually, as described in more detail in the section entitled “Director Compensation.”   The Board Compensation Policy also provides stock option grants for Board and committee service when a director first joins the Board of Directors or committee.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The 6 nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 6 nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company’s management.  Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

Name	Age	Principal Occupation/ Position Held with the Company
Craig O. McCaw	59	Chairman, Board of Directors
Samuel L. Ginn	72	Director
Nicolas Kauser	69	Director
Barry L. Rowan	52	Director
H. Brian Thompson	70	Director
David Wasserman	42	Director

The following is a brief biography of each nominee for director.

Craig O. McCaw—Director since May 2000.  Mr. McCaw is currently Chairman of the Company.  Mr. McCaw served as a Director and Chairman of ICO North America from September 2005 thru December 16, 2008.  Since 1993, Mr. McCaw has been Chairman, Chief Executive Officer, and a member of Eagle River Investments, LLC, a private company formed to focus on strategic investments in the telecommunications industry, and its affiliated companies.  Mr. McCaw founded Clearwire Corporation in October 2003 and currently serves as its Chairman of the Board.  Mr. McCaw was a director of Nextel Communications, Inc., from July 1995 until December 2003, and a director of XO Communications, Inc. (formerly known as NEXTLINK Communications, Inc.) (“XO”), from January 1997 until January 2002.  From September 1994 to July 1997, he was also XO’s Chief Executive Officer.  From 1974 to September 1994, Mr. McCaw served as Chairman and CEO of McCaw Cellular Communications, Inc., which he built into the nation’s leading provider of cellular services in more than 100 U.S. cities, until the company was sold to AT&T Corp. in August 1994.

Samuel L. Ginn—Director since May 2006 and from October 2001 to April 2004.  Mr. Ginn has over 43 years of experience in the telecommunications industry.  Mr. Ginn was Chairman and Chief Executive Officer of AirTouch Communications, Inc. from December 1993 until its merger with Vodafone Group Public Limited Company in June 1999.  Upon the Vodafone-AirTouch merger, he became Chairman of Vodafone, a position he held until May 2000.  Since leaving Vodafone, he has continued to be a private investor and advisor to several startup companies in the telecommunications industry.  Mr. Ginn currently serves on the Board of Directors of Chevron Corporation and Franklin Templeton Funds Board.  Mr. Ginn is a graduate of the School of Engineering of Auburn University.

Nicolas Kauser—Director since December 2008 and from May 2000 to May 2004.  Mr. Kauser has spent over 40 years in the communications industry, including presently, President of Clearwire International LLC, CTO of Clearwire, from September 2004 to July 2007, EVP and CTO for AT&T Wireless Services, Inc. (formerly McCaw Cellular Communications, Inc.) from 1990 through 1998, Sr. VP of Operations and VP of Engineering of Cantel, Inc., and 20 years in Venezuela where he first worked for the National Telephone Co. (“CANTV”) and subsequently co-founded two companies in the communications industry. a position he has held since May 2003, and is a Director of RadioFrame Networks, Inc. and TriQuint Semiconductors, Inc.  He earned his bachelor’s degree in electrical engineering from McGill University, Montreal, Quebec in 1963 and successfully completed graduate courses in Logic Design and Random Signal and Noise in Telecommunications Systems. In 1998, Mr. Kauser received the prestigious Gold Prize awarded by The Carnegie Melon Institute and American Management Systems for excellence in the application of information technology.

Barry L. Rowan—Director since June 2006. Barry Rowan has over 25 years of financial and operational experience building technology and communications companies. From August 2005 until June 2006, he was Executive Vice President, Chief Financial Officer of Nextel Partners and its subsidiaries. Mr. Rowan joined Nextel Partners in August 2003 as Vice President and Chief Financial Officer, and from August 2003 to August 2004 he also served as the company's Treasurer. From January 2002 to August 2003, he was a principal at Rowan & Company, LLC, a consulting and private investment firm, and from 1999 to 2001, Mr. Rowan was the Chief Financial Officer at Velocom, Inc., an international communications company, during which time he served as Chief Executive Officer of Vesper, the company's Brazilian subsidiary, for six months. From 1992 until 1999, Mr. Rowan held a number of executive management positions at Fluke Corporation, including Chief Financial Officer, and Senior Vice President and Division General Manager. Mr. Rowan earned his M.B.A. from the Harvard Business School, and his B.S., summa cum laude, in Business Administration and Chemical Biology from The College of Idaho.

H. Brian Thompson—Director since May 2007.  Mr. Thompson is Executive Chairman of Global Telecom & Technology (“GTT”), a global telecommunications network integrator that provides its clients with a broad portfolio of wide-area network and wireless mobility services from its headquarters in Northern Virginia and offices in London and Dusseldorf.  Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc.  From December 2002 to June 2007, Mr. Thompson was Chairman of Comsat International (“CI”), one of the largest independent telecommunications operators serving all of Latin America.  He also served as Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. from March 1999 through September of 2000.  Mr. Thompson was Chairman and CEO of LCI International from 1991 until its merger with Qwest Communications International Inc. in June 1998.  Thompson became Vice Chairman of the board for Qwest until his resignation in December 1998.  Thompson previously served as Executive Vice President of MCI Communications Corporation from 1981 to 1990, and prior to MCI, was a management consultant with the Washington, DC offices of McKinsey & Company for nine years, where he specialized in the management of telecommunications.  He currently serves as a member of the board of directors of Axcelis Technologies, Inc., Penske Automotive Group, and Sonus Networks, Inc.  He serves as a member of the Irish Prime Minister's Ireland-America Economic Advisory Board, and from January-March 1999, he served as Non-Executive Chairman of Telecom Eireann, Ireland’s incumbent telephone company.  Thompson received his MBA from Harvard’s Graduate School of Business, and holds an undergraduate degree in chemical engineering from the University of Massachusetts.

David Wasserman—Director since April 2002.  Mr. Wasserman is a financial principal at Clayton, Dubilier & Rice, Inc., which he joined in 1998.  Prior to joining CD&R, he was employed at Goldman, Sachs & Co. in the Principal Investment Area.  He has also been employed by Fidelity Capital and as a management consultant.  Mr. Wasserman serves on the Board of Directors of Culligan Ltd., Hertz Global Holdings, and ServiceMaster and formerly served as a director of Kinko’s Inc. and Covansys Corporation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE

Information Regarding The Board Of Directors And Corporate Governance

Independence of the Board of Directors

Controlled Company

Under the Nasdaq Marketplace Rules, a “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company.  The Board of Directors has determined that the Company is a “controlled company” within the meaning of the Nasdaq Global Market (“Nasdaq”) listing standards.  The basis for the Board of Directors’ determination that the Company is a “controlled company” is the beneficial ownership of approximately 67% of the voting power of the Company’s outstanding capital stock, as of the Record Date, by Eagle River Satellite Holdings, LLC (“ERSH”).  Craig O. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the sole member of ERSH.  As a “controlled company” under Nasdaq corporate governance requirements, ICO is exempted from complying with (1) Nasdaq’s requirement that a majority of the Board of Directors consist of independent directors, (2) Nasdaq’s requirement that the compensation of officers be determined, or recommended to the Board of Directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and (3) Nasdaq’s requirement that director nominees be selected, or recommended for the Board of Directors’ selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors with a written charter or board resolution addressing the nomination process.  The Company has elected to use these exemptions available to controlled companies.  The members of the Compensation Committee of the Board of Directors are independent directors although this exemption permits the Board of Directors to appoint non-independent directors to the Compensation Committee.

Nominations Process

Because the Company qualifies as a “controlled company,” and in part as a result of the historically low turnover of its members, the Board of Directors has not established a nominating committee comprised solely of independent directors and has not adopted a nominating committee charter or a policy for the nomination of directors, other than as set out in the Company’s Bylaws.  In light of the Company’s status as a “controlled company” and the fact that all of the nominees for director named herein are incumbent directors, the Board of Directors approved the nomination of such nominees without a prior recommendation from a majority of the independent directors.

The Board of Directors consults with the Company’s counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.  Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditor, the Board of Directors has determined that Messrs. Ginn, Rowan, Thompson, and Wasserman are independent directors within the meaning of the applicable Nasdaq listing standards.

Meetings of the Board of Directors

The Board of Directors met twelve times during the last fiscal year. All directors attended at least 75% of the aggregate of the meetings of the Board of Directors, and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has three committees: an Audit Committee, a Compensation Committee, and a Strategy Committee. The following table provides membership and meeting information for fiscal 2008 for each of the Board committees:

Name	Audit	Compensation	Strategy
Mr. Craig O. McCaw			X*
Mr. Samuel L. Ginn	X		X
Mr. Nicolas Kauser
Mr. Barry L. Rowan	X*	X
Mr. H. Brian Thompson	X	X*
Mr. David Wasserman
Total meetings in fiscal 2008	6	4	0

*           Committee Chairperson

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 10A(m) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Nasdaq Marketplace Rule 4350(d) to assist the Board of Directors in overseeing the Company’s accounting and financial reporting processes and system of internal controls; evaluating the qualifications and independence of the Company’s independent auditor; and overseeing the Company’s independent auditor.  For this purpose, the Audit Committee performs several functions. The Audit Committee: (i) evaluates the performance of and assesses the qualifications of the independent auditor; (ii) determines and approves the engagement of the independent auditor; (iii) determines whether to retain or terminate the existing independent auditor or to appoint and engage a new independent auditor; (iv) reviews and approves the retention of the independent auditor to perform any proposed permissible non-audit services; (v) monitors the rotation of partners of the independent auditor on the Company’s audit engagement team as required by law; (vi) reviews and approves or rejects transactions between the Company and any related persons; (vii) confers with management and the independent auditor regarding the effectiveness of internal controls over financial reporting; (viii) establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; (ix) meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (x) annually reviews the terms of the directors and executive officers insurance coverage  and approves the terms prior to the renewal of the policy; (xi) reviews and assesses the adequacy of the Company’s investment policy and recommends any proposed changes to the Board of Directors; and (xii) has such other authority, duties and responsibilities as the Board of Directors delegates to the Audit Committee.  The Audit Committee is composed of three directors: Messrs. Rowan (chairman), Ginn and Thompson.  The Audit Committee met six times during the last fiscal year.  The Board of Directors has adopted a written charter for the Audit Committee that is available to stockholders on the Company’s website at www.ico.com.

The Board of Directors reviewed the Nasdaq listing standards definition of independence for Audit Committee members and has determined that Messrs. Rowan, Ginn and Thompson are independent (as independence is currently defined in Nasdaq Marketplace Rule 4350(d)(2)(A)(i) and (ii)).  The Board of Directors has also determined that Mr. Rowan qualifies as an “audit committee financial expert,” as defined in the applicable SEC rules.  The Board of Directors made a qualitative assessment of Mr. Rowan’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Compensation Committee

The Compensation Committee of the Board of Directors was established by the Board of Directors to: (i) act on behalf of the Board of Directors in fulfilling the Board of Director’s responsibilities to oversee the Company’s compensation policies, plans and programs; (ii) review and determine the compensation to be paid to the Company’s executive officers and directors; (iii) review the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation as to whether the CD&A should be included in the Company’s annual report and/or proxy statement; (iv) prepare and review the Compensation Committee report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and (v) perform such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing.  In 2008, the Compensation Committee engaged the consulting services of Radford Surveys + Consulting, a business unit of AON (“Radford”), to assist in evaluating executive compensation for future years.

The Compensation Committee is composed of two directors: Messrs. Thompson (chairman) and Rowan, each of whom is an independent director.  The Compensation Committee met four times during the last fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.ico.com.

Strategy Committee

The Strategy Committee is available to assist the Company’s Board of Directors in shaping its business strategy as the Company develops its mobile satellite service/ancillary terrestrial component system (“MSS/ATC”) System, including recommending and evaluating potential strategic partners.  The Strategy Committee is composed of two directors: Messrs. McCaw (chairman) and Ginn.  The Strategy Committee did not meet during the last fiscal year.

Corporate Governance

Compensation Committee Processes and Procedures

In accordance with its charter, the Compensation Committee meets at least one time annually and with greater frequency if necessary. The Chairman of the Compensation Committee, the Chairman of the Board of Directors or the Chief Executive Officer may call meetings. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation.  The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or was during the Company’s last fiscal year, an officer or employee of ICO, and none of the Company’s executive officers serves, or during the Company’s last fiscal year served, as a member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee.  No member of the Compensation Committee during the last fiscal year was formerly an officer of the Company.  No executive officer of the Company serves, or during the Company’s last fiscal year served, as a director of another entity, one of whose directors sits on the Company’s Compensation Committee.

Stockholder Communications with the Board of Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors.  Nevertheless, the Company believes it has provided for the views of its stockholders to be heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  During the upcoming year, the Board of Directors may consider the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to the Company’s website.  Stockholders may submit questions to the Investor Relations department by going to the Investor Relations section of the Company’s website at www.ico.com.

Code of Conduct and Ethics

The Company has adopted the ICO Global Communications (Holdings) Limited Code of Conduct and Ethics that applies to all officers, directors and employees.  The Code of Conduct and Ethics is available on the Company’s website at www.ico.com.  If the Company makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2009, and has further directed that management submit the selection of the independent auditor for ratification by the stockholders at the Annual Meeting.  Deloitte & Touche LLP has audited the Company’s financial statements for the years ending December 31, 2003 through December 31, 2008.  Representatives of Deloitte & Touche LLP will be available telephonically at the Annual Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor.  However, the Audit Committee of the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2008 and 2007 by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2008	2007
Audit Fees (1)	$1,060,000	$1,088,516
Audit-related Fees (2)	7,500	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,067,500	$1,088,516

(1)
Audit Fees consist of fees and expenses for professional services rendered by Deloitte & Touche LLP in connection with: (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K, and review of the financial statements included in the Quarterly Reports on Form 10-Q; (ii) the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and (iii) services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related Fees consist of fees for assurance and related services rendered by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP.  While the Audit Committee charter permits the Audit Committee to delegate pre-approval authority to subcommittees consisting of one or more individuals, as well as to pre-approve defined categories of services, the Audit Committee has not yet done so.  To date, all pre-approval has been given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.  All of the services provided by Deloitte & Touche LLP in 2008, as described under Audit Fees above, were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management of the Company. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the fiscal year ended December 31, 2008.  The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE

Mr. Barry L. Rowan, Chairman
Mr. Samuel L. Ginn
Mr. H. Brian Thompson

The Board Of Directors Recommends
A Vote “For” The Ratification of the Selection of the Independent Registered
Public Accounting Firm

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION THAT, IF FILED WITH THE SECRETARY OF STATE OF DELAWARE AT THE DISCRETION OF THE BOARD OF DIRECTORS, WOULD (A) EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A REVERSE SPLIT RATIO OF BETWEEN 1-FOR-5 AND 1-FOR-20, AS DETERMINED BY THE BOARD OF DIRECTORS, AND (B) DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK ON A BASIS PROPORTIONAL TO THE REVERSE SPLIT RATIO APPROVED BY THE BOARD OF DIRECTORS.

The Company’s Board of Directors has unanimously adopted and is submitting for stockholder approval an amendment to the Company’s Restated Certificate of Incorporation that, if filed with the Secretary of State of Delaware at the discretion of the Board of Directors, would (1) effect a reverse stock split at a reverse split ratio of between 1-for-5 and 1-for-20, which ratio will be selected by the Board of Directors following stockholder approval and prior to the time of filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Delaware Secretary of State, and (2) decrease the total number of authorized shares of the Company’s common stock on a basis proportional to the reverse split ratio approved by the Board of Directors. Pursuant to the law of Delaware, the Company’s state of incorporation, the Board of Directors must adopt any amendment to the Company’s Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendment to the Company’s Restated Certificate of Incorporation to effect the reverse stock split and decrease the total number of authorized shares is attached to this Proxy Statement as Annex A.

If the stockholders approve this proposal, the Board of Directors may elect, at any time prior to next year’s Annual Meeting of Stockholders in its discretion, to effect any reverse split ratio within the range set forth above upon receipt of stockholder approval, or none of them if the Board of Directors determines in its discretion not to proceed with the reverse stock split. The Company believes that the availability of a range of reverse split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining which reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of the Class A common stock;

•	the then-prevailing trading price and trading volume of the Class A common stock and the anticipated impact of the reverse stock split on the trading market for the Class A common stock;

•	the Company’s ability to continue its listing on Nasdaq;

•	which reverse split ratio would result in the greatest overall reduction in the Company’s administrative costs; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

The Board of Directors believes that stockholders should authorize the Board of Directors to be able to effect a reverse split for the following reasons:

•
Compliance with Nasdaq Listing Standards.  The Company’s Class A common stock is listed on Nasdaq under the symbol “ICOG.” The Board of Directors believes that the increase in the stock price that it expects would result from the reverse stock split would reduce the risk that the Company’s Class A common stock will be delisted by Nasdaq.

•
Increase in Eligible Investors.  A reverse stock split would allow a broader range of institutions and other investors in the Company’s Class A common stock, such as funds that are prohibited from buying stocks whose price is below a certain threshold, potentially increasing trading volume and liquidity.

•
Increased Broker Interest.  A reverse stock split would help increase broker interest in the Company’s Class A common stock as their policies can discourage them from recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company’s Class A common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the stock price were substantially higher.

•
Decreased Stock Price Volatility.  The Board of Directors believes that the increase in the stock price that it expects would result from the reverse stock split could decrease price volatility, as small changes in the price of the Company’s Class A common stock currently result in relatively large percentage changes in the stock price.

•	Decrease the Company’s Costs. The Board of Directors believes that the reverse stock split would also reduce certain of the Company’s costs, such as Nasdaq listing fees.

Possible Disadvantages of the Reverse Stock Split

The Board of Directors currently believes that, depending on future circumstances, including whether Nasdaq continues to suspend its minimum $1 closing bid price requirement, the potential advantages of a reverse stock split significantly may outweigh any disadvantages that may result. The following are possible disadvantages of a reverse stock split:

•
The reverse stock split may not increase the price of the Company’s Class A common stock. Although the Board of Directors expects that a reverse stock split would result in an increase in the price of the Company’s Class A common stock, the effect of a reverse stock split cannot be predicted with certainty.  Other factors, such as the Company’s financial results, market conditions and the market perception of the Company’s business may adversely affect the stock price. As a result, there can be no assurance that the reverse stock split, if completed, would result in the intended benefits described above, that the stock price will increase following the reverse stock split or that the stock price will not decrease in the future.

•
The reverse stock split may decrease the trading market for the Company’s Class A common stock.  Because the reverse stock split would reduce the number of shares of Class A common stock available in the public market, the trading market for the Company’s Class A common stock may be harmed, particularly if the stock price does not increase as a result of the reverse stock split.

•
The reverse stock split may leave certain stockholders with “odd lots.”  The reverse stock split may result in some stockholders owning “odd lots” of fewer than 100 shares of the common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effects of the Reverse Stock Split

General

If the reverse stock split is approved and implemented by the Board of Directors in its discretion, the principal effects will be to decrease the number of outstanding shares of the Company’s Class A common stock and Class B common stock based on the reverse stock split ratio selected by the Board of Directors and to proportionately decrease the number of authorized shares of the Class A common stock and Class B common stock. As of December 31, 2008, approximately 154,006,103 shares of Class A common stock and 53,660,000 shares of Class B common stock were issued and outstanding.  Based on this number of shares issued and outstanding and, for illustrative purposes only, assuming a reverse split ratio of 1-for-10, the Company would have approximately 15,400,610 shares of Class A common stock outstanding immediately following the completion of the reverse stock split and approximately 5,366,000 shares of Class B common stock outstanding immediately following the completion of the reverse stock split (without giving effect to the treatment of fractional shares discussed below).

 The reverse stock split will not affect the registration of the Class A common stock under the Exchange Act or the listing of the Class A common stock on Nasdaq. Following the reverse stock split, the Class A common stock will continue to be listed on Nasdaq under the symbol “ICOG,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of the Class A common stock and Class B common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. Except for stockholders who are cashed out as a result of holding fractional shares and the adjustments that may result from the treatment of fractional shares discussed below, the number of stockholders of record will not be affected by the reverse stock split and each stockholder will hold the same percentage of Class A common stock and Class B common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Effectiveness of Reverse Stock Split

The reverse stock split, if approved by stockholders and implemented by the Board of Directors in its discretion, would become effective upon the filing and effectiveness (“Effective Time”) of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. If the Board of Directors chooses not to implement the reverse stock split by next year’s Annual Meeting, stockholder approval would be required again prior to implementing any reverse stock split. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, the Board of Directors, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of its stockholders to proceed with the reverse stock split.

Effect on the Company’s Stock Plans

As of December 31, 2008, approximately 14,861,073 shares were issuable upon the exercise of outstanding stock options, and approximately 4,334,438 additional shares were reserved and available for issuance pursuant to future awards under the Company’s incentive plans. Under these plans, the number of shares reserved and available for issuance and the number, exercise price, grant price or purchase price of shares subject to outstanding awards would be proportionately adjusted based on the reverse split ratio, if any, selected by the Board of Directors if the reverse stock split is effected. As a result, using the above data as of December 31, 2008 and assuming for illustrative purposes only that a 1-for-10 reverse stock split is effected, the number of shares issuable upon exercise or vesting of outstanding awards would be adjusted from 14,861,073 to 1,486,107, and the 4,334,438 shares that were available for future issuance under the stock plans would be adjusted to 433,443 (subject to increase as and when awards made under the stock plans expire or are forfeited and are returned in accordance with the terms of the plans). For individual holders, the number of shares subject to outstanding awards would be reduced by a factor of 10 and, in the case of outstanding stock options, the exercise price per share would be increased by a multiple of 10, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For example, an outstanding stock option for 5,000 shares of Class A common stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-10 split ratio into an option exercisable for 500 shares of common stock at an exercise price of $10.00 per share.

Effect on Authorized but Unissued Shares of Common Stock

Currently, the Company is authorized to issue up to a total of 1,125,000,000 shares, comprising 900,000,000 shares of Class A common stock, 150,000,000 shares of Class B common stock and 75,000,000 shares of preferred stock. Concurrently with the reverse stock split, the Company intends to decrease its authorized shares of common stock by the same ratio as the reverse stock split (rounded to the nearest whole number). For example, assuming for illustrative purposes only a 1-for-10 reverse stock split, the number of authorized shares of common stock would be decreased to 105,000,000. The number of authorized shares of preferred stock will not change.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the reverse stock split. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board of Directors will receive cash (without interest) in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable. Stockholders who own their shares in certificate form will receive such cash payment in lieu of fractional shares following the surrender of their pre-split certificates for post-split shares. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.  ICO will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise be fractional shares.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them, will have to seek to obtain such funds directly from the state to which they were paid.

Effect on Par Value

The proposed amendments to the Company’s Restated Certificate of Incorporation will not affect the par value of the common stock, which will remain at $.01 per share.

Reduction In Stated Capital

As a result of the reverse stock split, upon the Effective Time, the stated capital on the Company’s balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the common stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

The Company does not believe the reverse stock split would be, or would be the first step in, a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.  The reverse stock split would not have the effect of a “going private transaction”—i.e., causing the Class A common stock to be delisted from a national securities exchange.  Nor does the Board of Directors intend for the reverse stock split to be a “going private transaction.”  Therefore, the reverse stock split would not implicate Rule 13e-3 even if it would cause there to be fewer than 300 holders of record of Class A common stock.  Moreover, based on its review of the number of record holders of Class A common stock, as calculated for purposes of Rule 13e-3, the Company does not believe completion of the reverse stock split (including cashing out fractional interests in the Company’s common stock) would result in there being fewer than 300 holders of record of its Class A common stock.

Effect on Registered and Beneficial Holders

If the reverse stock split is effected, the Company intends to treat beneficial holders (i.e., stockholders who hold their shares in “street name” through a bank, broker or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares in “street name.” However, these banks, brokers or other nominees may have their own procedures for processing the reverse stock split. Stockholders who hold shares with a bank, broker or other nominee and have questions in this regard are encouraged to contact their bank, broker or other nominee.

Effect on Registered Book-Entry Holders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Company’s common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•
If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•
If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Company’s transfer agent completes the aggregation and sale described above in “Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

Effect on holders of Registered Certificated Shares

Some registered stockholders hold their shares of ICO common stock in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The transmittal letter will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares electronically in book-entry form under the direct registration system. This means that, instead of receiving a new stock certificate, you will receive a direct registration statement that indicates the number of post-split shares you own in book-entry form. At any time after receipt of your direct registration statement, you may request a stock certificate representing your post-split ownership interest. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Fractional Shares.”

No new shares in book-entry form will be issued and no payment in lieu of any fractional share interest will be made to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

YOU SHOULD NOT SEND YOUR CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this proposal.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to stockholders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), Treasury regulations promulgated thereunder, published administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) stockholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) foreign stockholders or U.S. stockholders whose “functional currency” is not the U.S. dollar; (ix) persons holding the common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of the common stock in connection with employment or other performance of services; (xi) dealers and other stockholders that do not own their shares of common stock as capital assets; or (xii) U.S. expatriates. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

The Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH STOCKHOLDER SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a stockholder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of the common stock, as discussed below. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of the common stock), and such stockholder’s holding period (i.e., acquired date) in the shares of the common stock received should include the holding period in the shares of the common stock surrendered. Treasury regulations promulgated under the Internal Revenue Code provide detailed rules for allocating the tax basis and holding period of the shares of the common stock surrendered to the shares of the common stock received pursuant to the reverse stock split. Stockholders who acquired their shares of common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of the common stock pursuant to the reverse stock split generally should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the holder’s tax basis in the shares of the common stock surrendered that is allocated to such fractional share of the common stock. Such capital gain or loss should be long term capital gain or loss if the holder’s holding period for the common stock surrendered exceeded one year at the Effective Time.

Information Reporting and Backup Withholding.  Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of the common stock pursuant to the reverse stock split. In addition, stockholders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION THAT, IF FILED WITH THE SECRETARY OF STATE OF DELAWARE AT THE DISCRETION OF THE BOARD OF DIRECTORS, WOULD (A) EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A REVERSE SPLIT RATIO OF BETWEEN 1-FOR-5 AND 1-FOR-20, AS DETERMINED BY THE BOARD OF DIRECTORS, AND (B) DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK ON A BASIS PROPORTIONAL TO THE REVERSE SPLIT RATIO APPROVED BY THE BOARD OF DIRECTORS.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of the Record Date by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table; (iii) all named executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Class A common stock and Class B common stock.

	Class A common stock			Class B common stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Eagle River Satellite Holdings, LLC 2300 Carillon Point, Kirkland, Washington 98033	68,056,037	(3)(4)(5)	43.4%	44,360,000	82.7%
James D. Dondero, Highland Capital Management, L.P., and affiliates Two Galleria Tower 13455 Noel Road, Suite 800 Dallas, Texas 75240	38,853,419	(7)	25.2%	—	—
CDR-Satco LLC c/o Clayton, Dubilier & Rice Fund VI Limited Partnership 1403 Foulk Road, Suite 106 Wilmington, Delaware 19803	13,928,649	(6)	9.0%	—	—
Mente, LLC 2365 Carillon Point, Kirkland, Washington 98033	9,300,000	(5)(8)(9)	6.0%	9,300,000	17.3%

Named Executive Officers
Michael P. Corkery	152,050	(10)	*	—	—
Craig Jorgens	862,992	(10)	*	—	—
John L. Flynn	405,583	(10)	*	—	—
David Bagley	278,347	(10)	*	—	—
Robert S. Day, Jr.	487,295	(10)	*	—	—

Other Directors
Craig O. McCaw	69,149,069	(2)(3)(4)(5)(10)(11)	32.8%	44,360,000	82.7%
Samuel L. Ginn	326,717	(10)	*	—	—
Nicolas Kauser	0		*	—	—
Barry L. Rowan	135,000	(10)	*	—	—
H. Brian Thompson	107,500	(10)	*	—	—
David Wasserman	0	(12)	*	—	—
Directors and Executive Officers as a Group (11 persons)	71,904,553	(2)(3)(4)(5)(10)(11)	33.8%	44,360,000	82.7%

*           Less than one percent of the outstanding Class A common stock.

(1)           Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that a person have or share voting or investment power with respect to the securities in question.  Shares of common stock issuable upon the conversion of shares or the exercise of options and warrants that are exercisable or convertible within 60 days of the date of this table are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other stockholder.  As of the Record Date, the Company had 154,407,549 shares of Class A common stock and 53,660,000 shares of Class B common stock issued and outstanding.

(2)            Includes the shares beneficially owned by Eagle River Satellite Holdings, LLC.  Mr. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the sole member of Eagle River Satellite Holdings, LLC.

(3)            Includes Class A common stock into which the Class B common stock held by Eagle River Satellite Holdings is convertible on a share-for-share basis, at the discretion of Eagle River Satellite Holdings, LLC.

(4)            Includes 3,000,000 shares of Class A common stock that Eagle River Investments, LLC may acquire, at an exercise price of $0.01 per share, upon exercise of a warrant that expires on December 12, 2012.

(5)            Holders of Class B common stock are entitled to ten votes per share on each matter submitted to a vote of stockholders, as opposed to one vote per share of Class A common stock.  For Eagle River Satellite Holdings, LLC and Mente, LLC, the common stock beneficially owned represents approximately 67.3% and 13.5%, respectively, of the combined voting power of both classes of our common stock.

(6)            CDR-Satco LLC shares voting and dispositive power over the Company’s shares owned by CDR-Satco LLC with Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”), CD&R Associates VI Limited Partnership (“Associates VI LP”), and CD&R Investment Associates VI, Inc. (“Associates VI, Inc.”).  Fund VI is the sole member of CDR-Satco LLC.  Associates VI LP is the general partner of Fund VI.  Associates VI, Inc. is the general partner of Associates VI LP.  As a result, each of Fund VI, Associates VI LP and Associates VI, Inc. may be deemed to be the beneficial owner of the shares owned by CDR-Satco LLC. Each of Associates VI LP and Associates VI, Inc. disclaims beneficial ownership of those shares.  Associates VI, Inc. is managed by a board of directors comprised of over fifteen individuals, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board.  As a result, no person controls the voting and disposition of Associates VI, Inc. with respect to the shares shown as beneficially owned by CDR-Satco LLC.  Does not include 135,000 options to purchase shares of Class A common stock exercisable within 60 days issued to Clayton, Dubilier & Rice, Inc., as assignee of compensation to Mr. Wasserman.  Each of CDR-Satco LLC, Fund VI, Associates VI LP and Associates VI, Inc. disclaims beneficial ownership of those options.

(7)           Based on information contained in Schedule 13/D/A filed with the SEC on November 3, 2008.  Includes 38,853,419 shares of Class A common stock beneficially owned and/or held by or for the account of James D. Dondero, Highland Credit Strategies Fund (“Credit Strategies Fund”); Highland Equity Opportunities Fund (“Equity Opportunities”); Highland Multi-Strategy Onshore Master SubFund, L.L.C. (“Multi-Strategy SubFund”); Highland Multi-Strategy Fund GP, L.P. (“Multi-Strategy Fund GP”); Highland Multi-Strategy Master Fund, L.P. (“Multi-Strategy Fund”); Highland Multi-Strategy Fund GP, L.L.C. (“Multi-Strategy Fund GP LLC”) and Highland Capital Management, L.P. (“Capital Management”).  Mr. Dondero may be deemed to be an indirect beneficial owner of shares of Class A Common Stock beneficially owned and/or held by or for the account or benefit of (i) Credit Strategies Fund; (ii) Equity Opportunities (iii) Multi-Strategy SubFund; (iv) Multi-Strategy Fund; (v) Multi-Strategy Fund GP; (vi) Multi-Strategy Fund GP LLC; and (vii) Capital Management.  Multi-Strategy Fund is the managing member of Multi-Strategy SubFund.  Multi-Strategy Fund may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Multi-Strategy SubFund.  Multi-Strategy Fund GP is the general partner of Multi-Strategy Fund.  Multi-Strategy Fund GP may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Multi-Strategy Fund.  Multi-Strategy Fund GP LLC is the general partner of Multi-Strategy Fund GP.  Multi-Strategy Fund GP LLC may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Multi-Strategy Fund GP.  Capital Management serves as an investment adviser and/or manager to other persons, including Credit Strategies Fund, Equity Opportunities and Multi-Strategy SubFund.  Capital Management may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of other persons, including Credit Strategies Fund, Equity Opportunities and Multi-Strategy SubFund.  Strand Advisors, Inc. (“Strand”) is the general partner of Capital Management.  Strand may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Capital Management.  Mr. Dondero is the President and a director of Strand. Mr. Dondero may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Strand.  Mr. Dondero expressly disclaims beneficial ownership of shares of Class A Common Stock beneficially owned and/or held by or for the account or benefit of Credit Strategies Fund, Equity Opportunities, Multi-Strategy SubFund and Capital Management, except to the extent of the pecuniary interest therein.

(8)           William H. Gates III is the sole member of Mente, LLC.  The business address for Mr. Gates is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052.

(9)            Includes Class A common stock into which the Class B common stock held by Mente, LLC is convertible on a share-for-share basis at the discretion of Mente, LLC.

(10)            Includes beneficial ownership of Class A common stock that may be acquired within 60 days of the Record Date pursuant to the following options held by Mr. McCaw of 135,000, Mr. Rowan of 135,000, Mr. Thompson of 107,500, Mr. Ginn of 185,000, Mr. Corkery of 81,250, Mr. Jorgens of 543,500, Mr. Flynn of 303,750, Mr. Bagley of 246,250 and Mr. Day of 417,757.

(11)           Includes 958,032 shares of Class A common stock held by Eagle River, Inc.  Mr. McCaw is the sole shareholder of Eagle River, Inc.

(12)           Does not include 13,928,649 shares of Class A common stock held by CDR-Satco LLC or 135,000 options to purchase shares of Class A common stock exercisable within 60 days issued to Clayton, Dubilier & Rice, Inc. as assignee of compensation to Mr. Wasserman.  Mr. Wasserman disclaims beneficial ownership of the shares held by CDR-Satco LLC and the options to purchase shares held by Clayton, Dubilier & Rice, Inc.

Equity Compensation Plan Information

Set forth below is information concerning our equity compensation plans, for which the Company’s common stock has been authorized for issuance, as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders:
2000 Stock Incentive Plan as Amended and Restated effective June 15, 2007 (“Plan”)
Class A common stock options	12,773,500	$4.01	—
Class B common stock options	1,625,000	$4.45	—
Subtotal	14,398,500	$4.06	4,334,438	(1)
ICO-Teledesic Global Limited 2000 Stock Incentive Plan (“ITGL Plan”) (2)	222,573	$10.91	—
Equity compensation plans not approved by security holders (3)	240,000	$3.95	—
Total	14,861,073	$4.16	4,334,438

(1)	The securities that remain available for future issuance under the Plan may be issued as either Class A common stock or Class B common stock.

(2)
Under the terms of the merger with ICO Global Limited on November 28, 2001, the ITGL Plan and all the outstanding options under the plan were assumed by the Company.  All the options outstanding under the ITGL Plan are exercisable for the Company’s Class A common stock.  Effective December 31, 2005, the Company will not issue any further awards under the ITGL Plan.

(3)	Options granted under other equity compensation plans not approved by security holders consist of the following:

Name	Number of securities underlying option	Exercise price	Expiration date
Clayton, Dubilier & Rice, Inc. (a)	150,000	$4.25	November 14, 2015
Clayton, Dubilier & Rice, Inc. (a)	30,000	$5.85	October 1, 2016
Clayton, Dubilier & Rice, Inc. (a)	30,000	$3.50	October 1, 2017
Clayton, Dubilier & Rice, Inc. (a)	30,000	$1.01	October 1, 2018

a.
Represents options granted to Clayton, Dubilier & Rice, Inc. to acquire Class A common stock as assignee of compensation to David Wasserman.  These options vest 25% after each full year of board service, fully vesting after four years of service.  The grant date for each option is the date that is 10 years prior to the expiration date.  Mr. Wasserman disclaims beneficial ownership of the options to purchase shares held by Clayton, Dubilier & Rice, Inc.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except Mr. James Dondero, a 10% stockholder, filed one late report covering one transaction.  Affiliates of Mr. Dondero were also listed as reporting persons on that report.

Executive Officers

The following table sets forth certain information about our executive officers, including their ages as of the Record Date.

Name	Age	Position Held with the Company
Michael P. Corkery	46	Acting Chief Executive Officer, and Executive Vice President, Chief Financial Officer
Craig Jorgens	54	President
John L. Flynn	44	Executive Vice President, General Counsel and Corporate Secretary
David Bagley	50	Senior Vice President – Corporate Strategy
Robert S. Day, Jr.	50	Senior Vice President – Space Systems
Suzanne Hutchings Malloy	47	Senior Vice President – Regulatory Affairs
David Zufall	48	Senior Vice President – Network Systems

Michael P. Corkery—Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer of ICO Global Communications (Holdings) Limited and ICO North America, Inc. He joined ICO in November, 2007, and assumed the Acting Chief Executive Officer role in February, 2009. Mr. Corkery served as Chief Financial Officer of CURRENT Group, LLC from January 2006 until November 2007. From August 2002 until August 2005, Mr. Corkery was Vice President of Operations Finance for Nextel Communications, Inc. where he led operations finance and was responsible for all decision support, financial planning and analysis activities. He previously worked for Berliner Communications, Inc., XO Communications, Inc. and AT&T Wireless Services in similar capacities. Mr. Corkery holds a Bachelor's degree in accounting from St. Bonaventure University and received an Executive Leadership Development certification from the McDonough School of Business at Georgetown University.

Craig Jorgens—President.  Mr. Jorgens has over 17 years of experience in the telecommunications industry and has been the Company’s President since 2002.  Mr. Jorgens also serves as the President of ICO North America.  From 2001 until joining the Company, he was a principal in the telecommunications group at the private equity firm of Texas Pacific Group.  From 1992 to 2000 he was Executive Director of Corporate Development at AirTouch Communications, one of the world’s largest wireless operators, where he was responsible for mergers and acquisitions and new business development both domestically and internationally.  He also has experience in management consulting and investment banking.  Mr. Jorgens is a graduate of Harvey Mudd College and graduated from Carnegie Mellon’s Graduate School of Industrial Administration.

John L. Flynn—Executive Vice President, General Counsel and Corporate Secretary.  On May 8, 2006, Mr. Flynn became the Executive Vice President, General Counsel and Corporate Secretary of the Company and ICO North America.  From July 2003 until April 2006, Mr. Flynn was counsel to the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, where his practice focused primarily on communications and intellectual property law.  From November 2000 until January 2003, Mr. Flynn was Vice President and Deputy General Counsel of Commerce One, Inc., a software company, where he co-managed the legal department and advised the company on corporate, regulatory and litigation matters.  Mr. Flynn also served as General Counsel and Vice President of Government Affairs of rStar Broadband Networks, Inc. and, before that, was an associate at Munger, Tolles & Olson.  Mr. Flynn began his legal career by serving as a law clerk to Judge Edward R. Becker on the U.S. Court of Appeals for the Third Circuit and then to Justices Byron R. White and John Paul Stevens on the U.S. Supreme Court.  Mr. Flynn graduated from Stanford University with a Bachelor’s degree in Political Science, with distinction, and a Master’s degree in International Policy Studies, and he holds his law degree, magna cum laude, from the Georgetown University Law Center.

David Bagley—Senior Vice President, Corporate Development.  Mr. Bagley has been Senior Vice President, Corporate Development since July 2002.  Mr. Bagley has over 20 years of experience in the telecommunications industry.  Mr. Bagley also serves as ICO North America’s Senior Vice President, Corporate Development.  From June 2000 to June 2001, he was Vice President of Business Development for IPWireless, where he was in charge of spectrum acquisition, strategic partnering and regulatory affairs.  Mr. Bagley spent four years at AirTouch and Vodafone, which acquired AirTouch in 1999.  He held various Corporate Development positions working on transactions throughout the world.  His most recent position was head of Corporate Development for the Americas for Vodafone.  Prior to AirTouch, Mr. Bagley spent eight years at SBC Communications in finance and Corporate Development positions.  Mr. Bagley holds a Bachelor’s degree in Accounting and Economics from Pacific University and a Master’s degree in International Management from Thunderbird Graduate School of International Management.

Robert S. Day, Jr.—Senior Vice President, Space Systems.  Mr. Day has been has been Senior Vice President, Space Systems since July 2002.  Mr. Day has been with the Company for over eight years and has over 27 years of telecommunications industry experience.  Mr. Day serves as Senior Vice President, Space Systems for both the Company and ICO North America and is responsible for the design, procurement, deployment, and operation of the ICO North America space segment.  The space segment includes the ICO North America satellite, launch vehicle, gateway, satellite control center, and satellite operations.  His areas of expertise include satellite design, integration, test, launch, operations, and system engineering.  Prior to joining the Company, he was the Vice President of Space Technology for Teledesic LLC.  Mr. Day also spent 19 years at Hughes Space and Communications where he provided system engineering leadership or served as program manager for several major geosynchronous satellite programs.  He led the integration, test, and launch team for the first HS601 satellite, and served as the Deputy Business Unit Leader for Spacecraft Design and Production at Hughes.  Mr. Day holds a Bachelor’s degree in General Engineering from the University of Illinois, a Master’s degree in Mechanical Engineering from UCLA, and a certificate in Astronautical Engineering from UCLA.

Suzanne Hutchings Malloy—Senior Vice President, Regulatory Affairs.  Ms. Hutchings Malloy has been Senior Vice President, Regulatory Affairs since June 2005.  Ms. Hutchings Malloy has over 17 years of experience in the telecommunications industry.  Prior to joining the Company in 2000 and until 2002, Ms. Malloy served as Senior Regulatory Counsel for Teledesic LLC, where she directed the company’s licensing and regulatory efforts among various industry and regulatory constituencies, including the Federal Communications Commission (FCC), the U.S. State Department, and the International Telecommunication Union (ITU).  At the Company and ICO North America (serving in a similar capacity), in addition to general regulatory activities, her work has included securing regulatory approval for new hybrid satellite-terrestrial networks, helping maintain spectrum assets, and advocating for the companies and their subsidiaries in major rulemaking and adjudicatory proceedings before the FCC.  She has also served on numerous U.S. delegations to regional and international spectrum management treaty conferences.  She has also worked as an Attorney-Advisor at the FCC, where she participated in country-to-country treaty negotiations, World Trade Organization multilateral negotiations, and rulemaking proceedings before the FCC as a satellite industry expert, focusing primarily on licensing direct-to-home satellite operators.  Ms. Malloy holds a Bachelor of Arts degree in History from Davidson College and is a graduate of Harvard Law School.

David Zufall—Senior Vice President, Network Systems.  Mr. Zufall has been Senior Vice President, Network Systems since January 2, 2006.  During the 12 years prior to joining the Company, Mr. Zufall served in a number of technical and operational capacities at Nextel Communications, Inc., including Vice President, Infrastructure Technology Development and Vice President, Network Architecture/Chief Architect.  Nextel operated a nationwide digital cellular network in the United States.  Mr. Zufall had responsibility for working with partners in Nextel’s strategy and marketing divisions to establish Nextel’s long-term network and technology roadmap.  Mr. Zufall holds a Bachelor of Sciences degree in Electrical Engineering and an M.B.A. in Finance and International Business, both from Columbia University.

Executive Compensation

Compensation Discussion and Analysis

Overview

The primary goals of the Company’s executive officer compensation program are to tie compensation to achievement of specified performance objectives, to attract and retain talented and dedicated executives, and to align the Company’s executive officers’ interests with those of its stockholders.  The elements of this executive compensation program (some or all of which may be applicable to any particular executive) include the following: base salary, annual bonus, equity incentive compensation and other compensation.  Each element is designed to achieve one or more of the Company’s goals regarding performance, retention and alignment.

While the Compensation Committee sets and oversees compensation policy for all of the Company’s executive officers and directors, this discussion and analysis is limited to compensation granted to the Company’s named executive officers.

The Company has entered into employment agreements with each of its named executive officers that, as modified by the Board of Directors, set the salary and, where applicable (currently in the case of Mr. Bagley and Mr. Day), targets for an annual discretionary bonus for the applicable calendar year.

Compensation Objectives

The Compensation Committee designs compensation packages that seek to serve the goals of performance, alignment and retention.

Performance

One goal of the Company’s executive compensation program is to reward individual performance and contributions toward Company performance over a long period of time.  At this stage of its development, the Company measures its performance primarily based on achievement of key strategic goals such as the development of its satellite system and achievement of other operational milestones.  The following elements of compensation are designed to achieve this goal:

•
equity incentive compensation in the form of stock options and restricted stock awards, the value of which is contingent upon the performance of the Company’s share price, and subject to vesting schedules that require continued service with the Company; and

•	in the case of Mr. Bagley and Mr. Day, a discretionary cash bonus, provided under each executive’s employment agreement, based upon individual and Company performance.

Base salary amounts and, for certain named executive officers, cash bonuses are designed to reward annual achievements based upon responsibilities, demonstrated leadership, and management experience and effectiveness.  The Company does not typically provide annual cash bonuses for its most senior executive officers.  Instead, the Company pays competitive salaries for these officers and provides their remaining compensation in long-term equity incentive awards.

Alignment

The Company seeks to align the interests of its named executive officers with those of its stockholders by evaluating executive performance on the basis of key operational measurements which the Company believes closely correlate to long-term stockholder value.  These measurements include development of the Company’s satellite and ground systems, development of strategic relationships, furtherance of the Company’s business plan and other corporate and operational objectives.  The element of compensation that most directly aligns the interests of named executive officers with stockholders is equity incentive compensation, which links a significant portion of compensation to stockholder value because the total value of those awards is tied to stock price appreciation.

Retention

The Company competes for executive talent in the telecommunications industry.  The Company intends to pay competitive salaries as well as a competitive total compensation package.  To encourage retention of its named executive officers, the Company makes a substantial portion of their compensation dependent upon continued service.  The Company’s equity incentive compensation awards require long-term continued service to receive any, or the maximum, payout.

Implementing the Company’s Objectives

Determining Compensation

The Compensation Committee determines compensation for named executive officers after reviewing the overall performance of the Company and evaluating executive performance during the year.  The Compensation Committee evaluates executive performance based upon leadership, operational performance, responsibilities, and career with the Company.  Specific factors affecting compensation decisions for the Company’s named executive officers include:

•	achievement of specific operational goals for the Company, including sustained progress in furtherance of its business plan; and

•	achievement of strategic objectives such as entering into key transactions, achieving financial and other corporate goals, and pursuing technological innovation.

The Company considers competitive market compensation paid by other communications companies, but does not attempt to maintain a certain target percentile within a peer group or otherwise rely on data to determine executive compensation.  The Company maintains flexibility in its compensation program and in the assessment process which enables the Company to respond to and adjust for its evolving business environment.

The Company designs the mix of compensation elements to reward recent results and to motivate long-term performance through a combination of cash and equity incentive awards.  The Company also seeks to balance compensation elements that are based on operational and strategic measures with others that are based on the performance of its stock.  The Company believes the most important indicator of whether its compensation objectives are being met is its ability to motivate and to retain its named executive officers on a cost-effective basis.

Management’s Role

Management coordinates the annual review of the compensation programs for all of the Company’s named executive officers.  This includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues.  Based on the outcomes of this review, management makes recommendations to the Compensation Committee regarding the compensation of each of the named executive officers, other than the Chief Executive Officer.  The Compensation Committee believes that input from management provides useful information and points of view to assist the Compensation Committee in making compensation decisions.  Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the Company’s named executive officers from management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

Compensation Committee

The Compensation Committee has overall responsibility for the review, evaluation and approval of programs to ensure that they are reasonable, consistent with the Company’s stated compensation objectives and consistent with its business goals and objectives.  The Board of Directors established the Compensation Committee in December 2006.  The current members of the Compensation Committee are Mr. Thompson, who serves as the chairman, and Mr. Rowan.

The Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation for all of the Company’s executive officers and directors.  This includes establishing compensation objectives, and policies and plans covering the Company’s executive officers.  The Compensation Committee also conducts an annual review of the Chief Executive Officer and approves his annual compensation.

Annual Review of Executive Compensation

The pay of each executive officer is not determined by a formula, but in comparison to market and within our Company to positions with similar responsibilities and its impact on operations.  Each year, the Compensation Committee evaluates each named executive officer’s total compensation, equity holdings and merit history, including management’s recommendations regarding the appropriate compensation for each named executive officer other than the Chief Executive Officer.  In making its decisions on each named executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive officer’s total compensation package, responsibilities, and his or her effectiveness in supporting the Company’s key strategic, operational and financial goals.  The Compensation Committee also considers recommendations from the Chief Executive Officer regarding total compensation for those officers reporting directly to him.

For 2008, the Compensation Committee reviewed the information prepared by management, considered each executive’s contribution to the achievement of strategic goals and objectives, the executive’s overall compensation and other factors to determine the appropriate level and mix of incentive compensation.

Compensation Consultant

In 2008, the Compensation Committee retained the consulting services of Radford to assist in the evaluation of our compensation program for our directors and named executive officers.  Radford reports directly to the Compensation Committee, and the Compensation Committee has the authority to retain and dismiss the compensation consultants.  The Radford analysis will be used in 2009 as part of the Compensation Committee’s analysis of appropriate compensation.

Equity Grant Practices

The Company’s equity grant process authorizes the Company’s Chief Executive Officer to grant options to newly hired employees and consultants who do not directly report to him and are not reporting persons for purposes of Section 16 of the Exchange Act, subject to certain limitations.  The option must have an exercise price equal to the closing share price on the date of grant, the number of shares covered by the option are limited based on the position (up to 250,000 shares for an employee who is a senior vice president), and the total number of shares covered by options granted by the Chief Executive Officer cannot exceed 2,000,000 shares unless further approval is obtained from the Board of Directors.  In 2007, the Compensation Committee amended this grant process to further enhance the predictability and administrative simplicity of the grant process.  Currently, option grants for new hires eligible for an option grant under the grant process are made on the 15th of each month that is on or after their service start date, with an exercise price equal to the fair market value of the Company’s stock on the date of grant.  For new hires not subject to the process described above, the Board of Directors (either by itself or through the Compensation Committee) continues to approve the relevant grants, with an exercise price equal to the closing share price on the grant approval date.

Tax Deductibility

Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the amount that a public company may deduct for compensation paid to the Company’s Chief Executive Officer or any of the Company’s four most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who are employed as of the end of the year.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation.

Employment Letters and Agreements

The Company has an employment letter or agreement with each of our named executive officers that, among other things, provides for a target base salary, subject to adjustment by the Compensation Committee from time to time.  Each of our named executive officers serves at the will of the Board of Directors, and the Company may terminate each executive’s employment at any time.  If the Company terminates the employment of Mr. Bagley without cause, the Company must pay him 30 days’ salary during that period (or may elect to give 30 days’ notice in the alternative).  If the Company terminates the employment of Mr. Day without cause, the Company must pay him six month’s salary during that period (or may elect to give six month’s notice in the alternative).  If the Company terminates Messrs. Bryan, Corkery, Jorgens, or Flynn without cause, the Company must pay continued salary and vesting of options and restricted stock (if applicable) for a period of six months.  In December 2008, the employment letters and agreements for the named executive officers were amended to satisfy requirements under Section 409A of the Internal Revenue Code. For additional information about the employment agreements, see “Potential Payments Upon Termination or Change-in-Control” below.

Compensation Elements

The Company’s executive compensation program includes the following elements: base salary, annual bonus, and equity incentive compensation (which collectively represent an executive officer’s total direct compensation, as reported below) and other compensation.  For 2008, the mix of the total direct compensation elements for each of the named executive officers is as follows:

Percent Of Total Direct Compensation

Officer	Base Salary	Annual Bonus and Non-Equity Incentive Compensation	Equity and Long-Term Incentive Awards
Mr. Bryan*	28.5%	0.0%	71.5%
Mr. Corkery*	62.5%	0.0%	37.5%
Mr. Jorgens	55.6%	0.0%	44.4%
Mr. Flynn	48.2%	0.0%	51.8%
Mr. Bagley	44.6%	12.7%	42.6%
Mr. Day	34.1%	12.8%	53.2%

* Effective February 5, 2009, Mr. Bryan resigned his position as Chief Executive Officer and became a consultant to the Company.  Effective February 5, 2009, Mr. Corkery was named acting Chief Executive Officer and Executive Vice President, Chief Financial Officer by the Board of Directors.  For additional information, see “Potential Payments Upon Termination or Change-In-Control, Employment Letters and Agreements” below.

Base Salary

Base salaries for the Company’s named executive officers are established based on the scope of their responsibilities, taking into account the Compensation Committee’s telecommunications industry experience and judgment in its determination of competitive salaries paid by other companies for similar positions.  During 2008, the Compensation Committee increased the 2008 base salary amounts for Messrs. Bryan, Corkery and Bagley by approximately 4.5%, which in the case of Mr. Corkery was pro-rated based upon his employment commencement date with the Company.  The Company increased the 2008 base salary amount for Messrs. Flynn and Day by approximately 10%.

Annual Bonus

The employment agreements for Messrs. Bagley and Day provide that they are eligible for a discretionary annual bonus based on 30% of each executive’s salaries.  These awards are intended to compensate Messrs. Bagley and Day for achieving financial and operational goals and for achieving individual annual performance objectives.  These objectives relate generally to strategic factors such as progress towards the furtherance of the Company’s business plan.  The primary objectives for Mr. Bagley were the effective negotiation and closing of important agreements, which included those for the development of technology and infrastructure for the ICO mim offering as well as satellite and in-orbit insurance.  The primary objective for Mr. Day was the successful launch of our satellite.  In addition to bonus awards provided for in executive employment agreements, the Compensation Committee has the authority to award discretionary annual bonuses and to set the terms and conditions of those bonuses.  It is the Company’s current policy not to award bonuses to its most senior executive officers, other than to the extent provided under an applicable employment agreement.

In March 2008, Mr. Bagley received a bonus of $90,000, representing 33% of his 2007 base salary.  Mr. Day received a bonus of $112,167, representing 45% of his 2007 base salary, which was awarded and paid in two installments.  In March 2008, Mr. Day received $59,822, representing 24% of his 2007 base salary, for progress toward launching the ICO G1 satellite.  The Compensation Committee decided not to award the remainder of Mr. Day’s targeted bonus at that time because ICO’s satellite had not yet been launched, but offered to award an additional bonus targeted at 45% of Mr. Day’s 2007 base salary (when combined with the bonus awarded in March) if Mr. Day and his team accomplished a successful launch of ICO G1 and satisfactory declaration that ICO G1 was operational.  In May 2008, after the successful launch of ICO G1 and declaration that ICO G1 was operational, Mr. Day received the additional bonus payment of $52,345, representing 21% his 2007 base salary. For additional information about the employment agreements, see “Potential Payments Upon Termination or Change-in-Control” below.

In April 2009, Mr. Bagley received a bonus of $86,613 and Mr. Day received a bonus of $82,256, representing 30% of their respective 2008 base salaries.

Equity Incentive Compensation

The Company’s equity incentive compensation program consists of stock options and restricted stock awards.  The Company grants equity awards as long-term incentive compensation for its named executive officers.  Equity awards allow the executive to acquire and maintain stock ownership in the Company and encourage the executive to remain employed by the Company to satisfy the vesting conditions.  The equity awards are granted under the Plan.  The Plan permits the grant of options and stock awards.

As of January 1, 2006, the Company records stock-based compensation expense on stock options and restricted stock awards issued to its named executive officers in accordance with Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“SFAS 123R”).

In 2008, 2007 and 2006, the Company granted stock options to each of its named executive officers.  The stock options require time-based vesting and vest in equal installments over a 4-year period based upon continued employment or service and expire 10 years after the date of grant.  For further detail regarding the amount of stock options granted to the Company’s named executive officers in 2008, please refer to the “Grants of Plan-Based Awards” table.

In 2007, the Company awarded restricted stock awards to each of its named executive officers as part of a program extended to the Company’s employees in general.  The restricted stock awards combine performance and time-based conditions to encourage both the meeting of key Company goals and retention.  The restricted stock awards vest in accordance with specific performance conditions.  The performance conditions are: (i) certify to the Federal Communications Commission (“FCC”) that ICO G1 is operational (“ICO G1 Condition”); (ii) demonstrate DVB-SH/GMR through the Company’s Alpha Trial (“Alpha Trial Condition”); (iii) obtain Ancillary Terrestrial Component (“ATC”) authorization from the FCC (“ATC Condition”); and (iv) retain provisional authority in Europe (“Provisional Authority Condition”).  Different named executive officers have different amounts of restricted stock awards allocated to the various performance conditions depending upon their responsibilities.  The percentages allocated to each performance condition for our named executive officers range from 0-70%.  The portion of restricted stock awards allocated to a particular performance condition vest 50% when that condition is achieved.  After the performance condition is achieved, 25% of shares allocated to that condition vest one year after the performance condition is achieved and the remaining 25% of shares allocated to that condition vest two years after the performance condition is achieved, in each case, provided the individual performs continuous services for the Company through the vesting date.  The ICO G1, Alpha Trial and Provisional Authority Conditions were met in 2008, and the Compensation Committee extended the date to meet the ATC Condition until January 2009, when the Company met that condition.   In 2008, the Company awarded restricted stock grants to Messrs. Flynn and Day for extraordinary efforts and results relating to the Company’s litigation with The Boeing Company and its subsidiary, Boeing Satellite Systems International, Inc.  The restricted stock grants to Messrs. Flynn and Day fully vested on January 31, 2009.  For further detail regarding the stock awards granted to the Company’s named executive officers in 2008, please refer to the “Grants of Plan-Based Awards” table.

Other Compensation

Each named executive officer is eligible to participate in the health, medical and other benefits the Company makes available to all employees. The Company pays the monthly premiums for health, dental, vision insurance, long term disability and life insurance for all employees.  Additionally, the Company in 2008 made a non-elective employer contribution to employee 401(k) accounts equal to 12% of the employee’s base salary, subject to Internal Revenue Service limitations.  Effective April 1, 2009, the Company’s non-elective employer contribution to an employee’s 401(k) account was reduced to 3%.   In 2008, Mr. Jorgens received an amount for tax return preparation and the Company pays the premiums related to his supplemental life insurance and individual disability insurance.  Additionally, in 2008, Mr. Bryan received $19,590 related to a tax gross up on his relocation expenses and $3,812 for travel stipends, Mr. Jorgens received $5,792 for travel stipends, Messrs. Corkery and Flynn each received $812 for travel stipends and Messrs. Bagley and Day each received $1,292 for travel stipends.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE

Mr. H. Brian Thompson, Chairman
Mr. Barry L. Rowan

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer and its four other most highly compensated executive officers (“named executive officers”).

Summary Compensation Table for Fiscal Year 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Comp Earnings ($)	All Other Compensation ($)(4)		Total ($)
J. Timothy Bryan,	2008	593,450	—	191,569	1,424,986	—	—	51,002	(5)	2,261,007
Chief Executive	2007	568,333	—	181,776	1,321,000	—	—	27,000		2,098,109
Officer*	2006	550,000	—	336,062	1,172,125	—	—	411,292	(6)	2,469,479

Michael P. Corkery,	2008	327,031	—	47,295	165,971	—	—	28,412		568,709
Executive Vice	2007	39,394	—	8,683	20,719	—	—	3,250		72,046
President, Chief Financial Officer*	2006	—	—	—	—	—	—	—		—

Craig Jorgens,	2008	592,800	—	105,058	403,111	—	—	43,224	(7)	1,144,193
President	2007	589,000	—	28,696	352,673	—	—	36,832	(7)	1,007,201
	2006	570,000	—	338,571	452,606	—	—	36,232	(7)	1,397,409

John L. Flynn,	2008	387,291	—	154,858	292,159	—	—	28,412		862,720
Executive Vice-	2007	352,083	—	38,137	260,106	—	—	27,000		677,326
President, General Counsel and Corporate Secretary	2006	212,083	—	—	146,117	—	—	22,750		380,950

David Bagley,	2008	286,636	86,613	90,569	210,778	—	—	28,892		703,488
Senior	2007	274,505	90,000	28,433	160,056	—	—	27,000		579,994
Vice President, Corporate Strategy	2006	263,638	79,091	—	220,827	—	—	26,400		589,956

Robert S. Day, Jr.	2008	270,032	82,256	157,338	309,424	—	—	28,892		847,942
Senior	2007	245,483	112,167	45,180	209,988	—	—	27,000		639,818
Vice President, Space Systems	2006	224,883	80,000	—	248,859	—	—	26,400		580,142

* Effective February 5, 2009, Mr. Bryan resigned his position as Chief Executive Officer.  Effective February 5, 2009, Mr. Corkery was named acting Chief Executive Officer and Executive Vice President, Chief Financial Officer by the Board of Directors.

(1)           Amounts reported in the Bonus column reflect discretionary cash bonuses as described in more detail in the section entitled “Compensation Discussion and Analysis, Compensation Elements, Annual Bonus” above.

(2)           Amounts reported in the Stock Awards column reflect the dollar amounts recognized as stock-based compensation expense in 2008, 2007 and 2006, for financial accounting purposes, related to restricted stock awards granted to each named executive officer in 2008 and in prior years, before reflecting estimated forfeitures, determined in accordance with SFAS 123R.  These amounts do not reflect the actual value that may or will be realized by the named executive officers.  See Note 9 of Notes to Financial Statements set forth in the Company’s Form 10-K for fiscal year 2008, filed with the SEC on March 31, 2009, for the assumptions used in determining such amounts.

(3)           Amounts reported in the Option Awards column reflect the dollar amounts recognized as stock-based compensation expense, for financial accounting purposes, related to stock options granted to each named executive officer in 2008 and in prior years, before reflecting estimated forfeitures, determined in accordance SFAS 123R.  These amounts do not reflect the actual value that may or will be realized by the named executive officers.  See Note 9 of Notes to Financial Statements set forth in the Company’s Form 10-K for fiscal year 2008, filed with the SEC on March 31, 2009, for the assumptions used in determining such amounts.

(4)           Amounts reported in the All Other Compensation column include a Company contribution in 2008, 2007 and 2006 of $27,600, $27,000, and $26,400, respectively, to each of the named executive officer’s 401(k) account, as described in more detail in the section entitled “Compensation Discussion and Analysis” above. Messrs. Corkery and Flynn contributions in 2007 and 2006 were pro-rated based on their hire dates of November 19, 2007 and May 8, 2006, respectively. Additionally, in 2008, Mr. Bryan received $3,812 for travel stipends, Mr. Jorgens received $5,792 for travel stipends, Messrs. Corkery and Flynn each received $812 for travel stipends and Messrs. Bagley and Day each received $1,292 for travel stipends.

(5)           Amount includes a tax gross up related to Mr. Bryan’s relocation expenses in the amount of $19,590.

(6)           Amount includes moving expenses of $51,751 and taxable relocation expenses of $333,141, which includes taxes paid on behalf of Mr. Bryan in the amount of $115,734.

(7)           Amount includes Company paid premiums related to Mr. Jorgen’s supplemental life insurance and individual disability insurance of $1,510 and $6,322, respectively. Also includes $2,000 paid towards Mr. Jorgen’s tax return preparation fees.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2008, certain information regarding grants of plan-based awards to the named executive officers:

Grants Of Plan-Based Awards In Fiscal 2008

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Mr. Bryan*	12/2/08	—	200,000	1.08	166,000
Mr. Corkery	12/2/08	—	100,000	1.08	83,000
Mr. Jorgens	12/2/08	—	100,000	1.08	83,000
Mr. Flynn	12/2/08	50,000	100,000	1.08	137,000
Mr. Bagley	12/2/08	—	100,000	1.08	83,000
Mr. Day	12/2/08	50,000	100,000	1.08	137,000

(1)           Amounts represent restricted stock awards granted under the Plan issued to Mr. Flynn and Mr. Day in 2008 which fully vested on January 31, 2009.

(2)           Options listed were granted under the Plan and, unless otherwise indicated, vest over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period.

(3)           The exercise price of each option award granted on December 2, 2008 is based on the closing price of a share of the Company’s Class A common stock on the grant date.

(4)           Amounts reflect the full grant date fair value of stock and option awards that the Company would expense in its financial statements over the award’s vesting schedule. See Note 9 of Notes to Financial Statements set forth in the Company’s Form 10-K for the fiscal year 2008, filed with the SEC on March 31, 2009, for the assumptions used in determining such amounts. These amounts reflect the Company’s accounting expense and do not reflect the actual value that may or will be realized by the named executive officers.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of our named executive officers’ employment letters and agreements are described in the “Potential Payments Upon Termination or Change-In-Control” section below.

Additional information regarding the material terms of equity awards granted during 2008 and the amount of salary and bonus in proportion to total compensation are included in the “Compensation Discussion and Analysis” section above under “Compensation Elements.”

Outstanding Equity Awards

The following table shows certain information regarding outstanding equity awards at December 31, 2008 for the named executive officers.

Outstanding Equity Awards at December 31, 2008

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)

Mr. Bryan	1,500,000	500,000	(1)(2)	—	4.25	11/14/2015	—		—		—	—
	100,000	100,000	(2)(3)	—	5.90	10/3/2016	—		—		—	—
	50,000	150,000	(2)(4)	—	4.46	10/22/2017	37,500	(2)(5)	$42,375	(20)	—	—
	—	200,000	(2)(6)	—	1.08	12/2/2018	—		—		—	—

Mr. Corkery	81,250	243,750	(7)	—	3.79	11/19/2017	12,500	(5)	$14,125	(20)	—	—
	—	100,000	(8)	—	1.08	12/2/2018	—		—		—	—

Mr. Jorgens	50,000	—		—	10.92	11/27/2011	—		—		—	—
	400,000	100,000	(9)	—	4.25	11/14/2015	—		—		—	—
	68,500	68,500	(10)	—	5.90	10/3/2016	—		—		—	—
	25,000	75,000	(11)	—	4.46	10/22/2017	22,000	(5)	$24,860	(20)	—	—
	—	100,000	(8)	—	1.08	12/2/2018	—		—		—	—

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)

Mr. Flynn	175,000	175,000	(12)	—	5.88	5/8/2016	—		—		—	—
	26,250	26,250	(13)	—	5.90	10/3/2016	—		—		—	—
	15,000	45,000	(14)	—	4.46	10/22/2017	31,250	(5)	$35,313	(20)	—	—
	—	100,000	(8)	—	1.08	12/2/2018	50,000	(15)	$56,500	(20)	—	—

Mr. Bagley	200,000	50,000	(16)	—	4.25	11/14/2015	—		—		—	—
	21,250	21,250	(17)	—	5.90	10/3/2016	—		—		—	—
	25,000	75,000	(11)	—	4.46	10/22/2017	19,250	(5)	$21,753	(20)	—	—
	—	100,000	(8)	—	1.08	12/2/2018	—		—		—	—

Mr. Day	80,465	—		—	10.91	12/5/2010	—		—		—	—
	29,792	—		—	10.91	12/5/2010	—		—		—	—
	220,000	55,000	(18)	—	4.25	11/14/2015	—		—		—	—
	37,500	37,500	(19)	—	5.90	10/3/2016	—		—		—	—
	50,000	150,000	(4)	—	4.46	10/22/2017	25,000	(4)	28,250	(20)	—	—
	—	100,000	(8)	—	1.08	12/2/2018	50,000	(15)	56,500	(20)	—	—

(1)	500,000 options are scheduled to vest on November 14, 2009.

(2)
Pursuant to the terms of Mr. Bryan’s consulting agreement, Mr. Bryan continues to vest in his stock options and restricted stock awards granted in connection with his service as an employee as long as he remains a service provider under the consulting agreement.  The Compensation Committee approved an extension of the exercise period to permit Mr. Bryan to exercise any of his vested stock options during the 12-month period following the expiration of his consulting agreement.

(3)	50,000 options are scheduled to vest on each of October 3, 2009 and October 3, 2010.

(4)	50,000 options are scheduled to vest on each of October 22, 2009, October 22, 2010 and October 22, 2011.

(5)
Restricted stock awards contain performance and service conditions to encourage the attainment of key performance targets and retention of employees.  The portion of restricted stock awards allocated to a particular performance condition vest 50% when that performance condition is achieved.  After the performance condition is achieved, 25% of shares allocated to that performance condition vest one year after the performance condition is achieved and the remaining 25% of shares allocated to that condition vest two years after the performance condition is achieved.  The percentages allocated to each performance condition for our named executive officers range from 0-70%.

The remaining number of shares in each named executive officer’s restricted stock award that are allocated to each performance condition will vest in the stated amounts on each of the dates listed as follows:

named executive officer	ICO G1 Condition (May 9, 2009) (May 9, 2010)	Alpha Trial Condition (December 23, 2009) (December 23, 2010)	Provisional Authority Condition (December 31, 2009) (December 31, 2010)
Mr. Bryan	3,750	3,750	3,750
Mr. Corkery	1,250	1,250	1,250
Mr. Jorgens	2,500	2,500	4,000
Mr. Flynn	3,125	3,125	3,125
Mr. Bagley	3,500	3,500	875
Mr. Day	8,750	1,250	2,500

On January 15, 2009, the ATC Condition was achieved.  As a result, 50% of the shares in each named executive officer’s restricted stock award that were allocated to achievement of the ATC Condition performance condition vested.  The remaining number of shares subject to the ATC Condition will vest in the stated amounts and on each the dates listed as follows:

named executive officer	ATC Condition (Shares vested upon performance achievement January 15, 2009)	ATC Condition (January 15, 2010) (January 15, 2011)
Mr. Bryan	7,500	3,750
Mr. Corkery	2,500	1,250
Mr. Jorgens	2,000	1,000
Mr. Flynn	6,250	3,125
Mr. Bagley	1,750	875
Mr. Day	—	—

(6)	50,000 options are scheduled to vest on each of December 2, 2009, December 2, 2010, December 2, 2011 and December 2, 2012.

(7)	81,250 options are scheduled to vest on each of November 19, 2009, November 19, 2010 and November 19, 2011.

(8)	25,000 options are scheduled to vest on each of December 2, 2009, December 2, 2010, December 2, 2011 and December 2, 2012.

(9)	100,000 options are scheduled to vest on November 14, 2009.

(10)	34,250 options are scheduled to vest on each of October 3, 2009 and October 3, 2010.

(11)	25,000 options are scheduled to vest on each of October 22, 2009, October 22, 2010 and October 22, 2011.

(12)	87,500 options are scheduled to vest on each of May 8, 2009 and May 8, 2010.

(13)	13,125 options are scheduled to vest on each of October 3, 2009 and October 3, 2010.

(14)	15,000 options are scheduled to vest on each of October 22, 2009, October 22, 2010 and October 22, 2011.

(15)	50,000 shares vested on January 31, 2009.

(16)	50,000 options are scheduled to vest on November 14, 2009.

(17)	10,625 options are scheduled to vest on each of October 3, 2009 and October 3, 2010.

(18)	55,000 options are scheduled to vest on November 14, 2009.

(19)	18,750 options are scheduled to vest on each of October 3, 2009 and October 3, 2010.

(20)	The market value of stock was computed by multiplying the number of shares by our closing stock price on December 31, 2008, $1.13 per share.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2008, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

Option Exercises And Stock Vested In Fiscal 2008

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Mr. Bryan	—	—	72,500	200,150

Mr. Corkery	—	—	7,500	13,050

Mr. Jorgens	—	—	18,000	29,490

Mr. Flynn	—	—	18,750	32,625

Mr. Bagley	—	—	15,750	30,608

Mr. Day	—	—	25,000	63,575

 (1)           Amounts have been computed by multiplying the number of shares by the market value of the underlying shares on the vesting date.

Pension Benefits

During the fiscal year ended December 31, 2008, the Company did not provide pension benefits for any named executive officer.

Non-Qualified Deferred Compensation

During the fiscal year ended December 31, 2008, the Company did not provide non-qualified deferred compensation benefits for any named executive officer.

Potential Payments Upon Termination or Change-In-Control

The following summaries set forth potential payments payable to our named executive officers upon termination of their employment or a change-in-control of the Company under their employment letter agreements and our 2000 Stock Incentive Plan, as Amended and Restated effective June 15, 2007.  The following discussion is based on the assumption that the event occurred on December 31, 2008.  Actual payments may be more of less than the amounts described below.  In addition, the Company may enter into new arrangements or modify these arrangements, from time to time.  Each employment letter or agreement provides definitions for the termination reasons.

Employment Letters and Agreements

J. Timothy Bryan.  The Company entered into an employment letter agreement with J. Timothy Bryan pursuant to which Mr. Bryan received an annual salary of $593,450 in 2008.  Mr. Bryan’s employment was at-will.  On February 5, 2009, the Company and Mr. Bryan entered into a Separation Agreement (“Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Bryan resigned as a Director and as the Company’s Chief Executive Officer effective February 5, 2009, and was engaged to serve as a consultant to the Company effective as of February 15, 2009.  Mr. Bryan’s employment letter agreement was terminated effective February 15, 2009.  Pursuant to the Separation Agreement, Mr. Bryan no longer participates in the Company’s benefit plans, but his outstanding stock options and restricted stock awards will continue vesting in accordance with the original vesting schedules for so long as he continues to serve the Company as a consultant.  The Separation Agreement also contains covenants relating to non-competition, non-disparagement and confidentiality.  In conjunction with executing the Separation Agreement, the Company and Mr. Bryan entered into a Consulting Agreement, effective February 15, 2009.  Pursuant to the terms of the Consulting Agreement, Mr. Bryan will receive compensation equal to $50,000 per month for the term of the Consulting Agreement, which generally terminates on August 15, 2010, unless terminated earlier pursuant to its terms, and will provide consulting services for the Company during this period. The Company’s Compensation Committee also approved Mr. Bryan to have 12 months following the expiration of his Consulting Agreement to exercise any vested options.  All of the compensation that Mr. Bryan received following his separation from employment was $33,726, representing his accrued but unused vacation time through the date of his separation.

Michael P. Corkery.  The Company has entered into an employment letter agreement with Michael P. Corkery. In 2008, Mr. Corkery received an annual salary of $327,031.  Under the agreement, Mr. Corkery’s employment is at-will, and he is subject to termination with or without cause and may leave the Company for any reason.  However, if the Company terminates him without cause, he is entitled to a lump sum payment of accrued base salary through the date of termination, accrued but unused vacation time, and reimbursement of reasonable business expenses, and upon execution of a release of claims, continued salary and benefits for six months.  Additionally, the Company will accelerate and immediately vest all options and restricted stock awards which would have vested during the six months after termination.  In case of termination for cause or his resignation, Mr. Corkery would only be entitled to a lump sum payment of accrued base salary through the date of termination, the value of unused but accrued vacation time, and reimbursement of reasonable business expenses.  In the event of Mr. Corkery’s death, the amounts payable under his life insurance policy would be $500,000.  Mr. Corkery is obligated not to compete following termination of employment for a period equal to six months.

Craig Jorgens.  The Company has entered into an employment letter agreement with Craig Jorgens.  In 2008, Mr. Jorgens received an annual salary of $592,800.  Under the agreement, Mr. Jorgens’ employment is at-will, and he is subject to termination with or without cause and may leave the Company for any reason.  However, if the Company terminates him without cause, he is entitled to a lump sum payment of accrued base salary through the date of termination, the value of accrued but unused vacation time, and reimbursement of reasonable business expenses, and, upon execution of a release of claims, continued salary, benefits (medical and dental) and vesting of options granted and restricted stock awards under the Plan for six months, to the extent not superseded by any change of control provisions under the Plan.  In case of termination for cause or his resignation, Mr. Jorgens would only be entitled to a lump sum payment of accrued base salary and benefits through the date of termination, the value of accrued but unused vacation time and unpaid reasonable business expenses.  In the event of Mr. Jorgens’ death, the amounts payable under his life insurance policy would be $200,000.  Mr. Jorgens is obligated not to compete following termination of employment for a period equal to six months.

John L. Flynn.  The Company has entered into an employment letter agreement with John Flynn.  In 2008, Mr. Flynn received an annual salary of $387,291. Under the agreement, Mr. Flynn’s employment is at-will, and he is subject to termination with or without cause and may leave the Company for any reason.  However, if the Company terminates him without cause, he is entitled to a lump sum payment of accrued base salary through the date of termination, the value of accrued but unused vacation time, and reimbursement of reasonable business expenses, and upon execution of a release of claims, continued salary, benefits and vesting of options granted under the Plan for six months.  Additionally, the Company will accelerate and immediately vest all options and restricted stock awards which would have vested during the six months after termination.  In case of termination for cause or his resignation, Mr. Flynn would only be entitled to a lump sum payment of accrued base salary through the date of termination, the value of accrued but unused vacation time, and reimbursement of reasonable business expenses.  In the event of Mr. Flynn’s death, the amounts payable under his life insurance policy would be $200,000.  Mr. Flynn is obligated not to compete following termination of employment for a period equal to six months.

David Bagley.  The Company has entered into an executive employment agreement with David Bagley.  In 2008, Mr. Bagley received a base salary of $286,636.  Mr. Bagley’s employment agreement entitles him to a discretionary bonus in the target amount of 30% of base salary for the applicable calendar year.  Mr. Bagley’s actual bonus compensation may be more or less than the target amount.  Either the Company or Mr. Bagley may terminate the agreement for any reason with 30 days’ written notice or, in lieu of notice, the Company may pay Mr. Bagley one month’s base salary, one month of medical and dental benefits, plus a pro-rated bonus.  The Company may also terminate for “cause” without notice, in which case Mr. Bagley will not be entitled to any further compensation, including unpaid bonuses or benefits, other than his accrued salary, accrued but unused vacation time and reimbursement of expenses.  In the event of Mr. Bagley’s death, the amount payable under his life insurance policy would be $483,000.

Robert S. Day, Jr. Robert S. Day, Jr. has entered into an employment agreement with one of the Company’s subsidiaries, for an indefinite term.  Mr. Day is entitled to an annual base salary plus and a discretionary bonus in the target amount of 30% of base salary. The actual bonus payable to Mr. Day may be more or less than the target amount. While Mr. Day’s employment is at-will, he and the Company are each required to provide at least six months’ notice prior to termination, other than in the case of termination for “cause” by the Company.  The Company, however, has the right to pay him his salary in lieu of notice, and Mr. Day may also elect to take a payment rather than continuing his employment during the six-month notice period. In the event of Mr. Day’s death, the amount payable under his life insurance policy would be $392,000. The agreement obligates Mr. Day to refrain from disclosing confidential information, both during and after termination of employment. Further, for a period of eighteen months after termination of employment, Mr. Day may not solicit ICO employees or otherwise take any action that could adversely affect any relationship between ICO and its employees, customers, or suppliers.

In December 2008, all of the named executive officers’ employment agreements were revised in order to comply with the provisions of Internal Revenue Code Section 409A addressing nonqualified deferred compensation.  The amendments do not increase the amount of severance payments or otherwise alter any material provisions of the employment agreements.  Rather, the amendments provided additional clarity regarding the time and form of payments to ensure that all of the employment agreements for the executive officers satisfy the requirements of Section 409A.  If any of the payments due to any named executive officer are deemed to be deferred compensation under Section 409A (after taking into account applicable exemptions from Section 409A), and to the extent required by Section 409A, such payments will not commence until the first day following the sixth month anniversary of his termination date.

2000 Stock Incentive Plan, as Amended and Restated effective June 15, 2007

Under the terms of the 2000 Stock Incentive Plan as Amended and Restated effective June 15, 2007, in the event of a corporate transaction (as defined in the equity plan), the awards will either automatically become vested and exercisable for a limited period of time, or, depending on the type of corporate transaction, will do so if the awards are not assumed or substituted by a corporate successor.

Potential Termination and Change-In-Control Payments

The following tables summarize the compensation and benefits each named executive officer would have been entitled to receive under their employment letter, severance or change-in-control agreements, the equity plan and the terms of perquisites if their employment with ICO had terminated as of December 31, 2008.  The tables do not include amounts payable under the 401(k) plan or other employee benefit plans in which they are eligible to participate on a non-discriminatory basis (e.g., stock purchase plan, group health, group term life, accidental death and disability and long-term disability).

Mr. Bryan:
Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change- in- Control		Death
Compensation:
Base salary	$—	$298,870	(1)	$—	$—		$—
Stock option vesting	—	—		—	10,000	(2)	—
Restricted stock vesting	—	12,713	(4)	—	42,375	(3)	—
Benefits and Perquisites:
Life insurance proceeds	—	—		—	—		200,000
Accrued vacation pay	30,653	30,653		30,653	—		30,653
Total:	$30,653	$342,236		$30,653	$52,375		$230,653

(1)           Effective February 5, 2009, Mr. Bryan resigned his position as CEO.  Pursuant to his employment agreement that has now been terminated, if Mr. Bryan had been terminated without cause, upon execution of a release of claims, he would have been entitled to continuation of his base salary then in effect for a period of six months.

(2)           Amount represents the difference between the fair market value of the underlying common stock as of December 31, 2008, $1.13, and the exercise price of in-the-money stock options, multiplied by the number of in-the-money stock options outstanding at December 31, 2008 (assuming the stock options accelerate under the terms of the Plan and become fully vested).

(3)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

(4)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13, multiplied by the number of accelerated shares (assuming any shares expected to vest within six (6) months of December 31, 2008 are accelerated).

Mr. Corkery:
Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change-in- Control		Death
Compensation:
Base salary	$—	$163,719	(1)	$—	$—		$—
Stock option vesting	—	—		—	5,000	(2)	—
Restricted stock vesting	—	4,238	(4)	—	14,125	(3)	—
Benefits and Perquisites:
Life insurance proceeds	—	—		—	—		500,000
Accrued vacation pay	11,754	11,754		11,754	—		11,754
Total:	$11,754	$179,711		$11,754	$19,125		$511,754

(1)           If Mr. Corkery is terminated without cause, upon execution of a release of claims, he is entitled to continuation of his base salary then in effect for a period of six months.

(2)           Amount represents the difference between the fair market value of the underlying common stock as of December 31, 2008, $1.13, and the exercise price of in-the-money stock options, multiplied by the number of in-the-money stock options outstanding at December 31, 2008 (assuming the stock options accelerate under the terms of the Plan and become fully vested).

(3)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13,  multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

(4)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13, multiplied by the number of accelerated shares (assuming any shares expected to vest within six (6) months of December 31, 2008 are accelerated).

Mr. Jorgens:
Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change-in- Control		Death
Compensation:
Base salary	$—	$296,400	(1)	$—	$—		$—
Stock option vesting	—	—		—	5,000	(2)	—
Restricted stock vesting	—	5,085	(4)	—	24,860	(3)	—
Benefits and Perquisites:
Life insurance proceeds	—	—		—	—		200,000
Accrued vacation pay	44,460	44,460		44,460	—		44,460
Medical and dental	—	13,018	(1)	—	—		—
Total:	$44,460	$358,963		$44,460	$29,860		$244,460

(1)           If Mr. Jorgens is terminated without cause, upon execution of a release of claims, he is entitled to continuation of his base salary then in effect and medical and dental benefits for a period of six months.

(2)           Amount represents the difference between the fair market value of the underlying common stock as of December 31, 2008, $1.13, and the exercise price of in-the-money stock options, multiplied by the number of in-the-money stock options outstanding at December 31, 2008 (assuming the stock options accelerate under the terms of the Plan and become fully vested).

(3)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

(4)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13, multiplied by the number of accelerated shares (assuming any shares expected to vest within six (6) months of December 31, 2008 are accelerated).

Mr. Flynn:
Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change-in- Control		Death
Compensation:
Base salary	$—	$196,625	(1)	$—	$—		$—
Stock option vesting	—	—		—	5,000	(2)	—
Restricted stock vesting	—	67,094	(4)	—	91,813	(3)	—
Benefits and Perquisites:
Life insurance proceeds	—	—		—	—		200,000
Accrued vacation pay	33,023	33,023		33,023	—		33,023
Total:	$33,023	$296,742		$33,023	$96,813		$233,023

(1)           If Mr. Flynn is terminated without cause, upon execution of a release of claims, he is entitled to continuation of his base salary then in effect for a period of six months.

(2)           Amount represents the difference between the fair market value of the underlying common stock as of December 31, 2008, $1.13, and the exercise price of in-the-money stock options, multiplied by the number of in-the-money stock options outstanding at December 31, 2008 (assuming the stock options accelerate under the terms of the Plan and become fully vested).

(3)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

(4)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13, multiplied by the number of accelerated shares (assuming any shares expected to vest within six (6) months of December 31, 2008 are accelerated).

Mr. Bagley:
Executive Benefit and Payments Upon Termination	Voluntary Termination		Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change-in- Control		Death
Compensation:
Base salary	$24,059	(1)	$24,059	(1)	$—	$—		$—
Short-term incentive (2)	86,612		86,612	(1)	—	—		86,612
Stock option vesting	—		—		—	5,000	(3)	—
Restricted stock vesting	—		—		—	21,753	(4)	—
Benefits and Perquisites:
Life insurance proceeds	—		—		—	—		483,000
Accrued vacation pay	6,848		6,848		6,848	—		6,848
Medical and dental	2,170	(1)	2,170	(1)	—	—		—
Total:	$119,689		$119,689		$6,848	$26,753		$576,460

(1)           Pursuant to his employment agreement, either the Company or Mr. Bagley may elect to terminate his employment, upon thirty days written notice. In lieu of notice or upon receipt of notice of resignation, the Company may elect to terminate employment immediately, and pay Mr. Bagley one month’s base salary and medical and dental benefits for one month.

(2)           Pursuant to his employment agreement, if Mr. Bagley voluntarily terminates his employment with the Company, or is terminated by the Company for any reason other than “for cause,” his discretionary 30% bonus shall be adjusted to reflect his aggregate base salary paid for the portion of the year he was employed by the Company, and such discretionary bonus, if any, shall be paid within thirty days following the date of termination.  If Mr. Bagley is terminated “for cause,” he would be ineligible for a bonus.

(3)           Amount represents the difference between the fair market value of the underlying common stock as of December 31, 2008, $1.13, and the exercise price of in-the-money stock options, multiplied by the number of in-the-money stock options outstanding at December 31, 2008 (assuming the stock options accelerate under the terms of the Plan and become fully vested).

(4)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13,  multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

Mr. Day:
Executive Benefit and Payments Upon Termination	Voluntary Termination		Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change-in- Control		Death
Compensation:
Base salary	$137,093	(1)	$137,093	(1)	$—	$—		$—
Stock option vesting	—		—		—	5,000	(2)	—
Restricted stock vesting	—		—		—	84,750	(3)	—
Benefits and Perquisites:
Life insurance proceeds	—		—		—	—		392,000
Accrued vacation pay	22,673		22,673		22,673	—		22,673
Total:	$159,766		$159,766		$22,673	$89,750		$414,673

(1)          Pursuant to his employment agreement, either the Company or Mr. Day may elect to terminate his employment, upon six months written notice. In lieu of notice or upon receipt of notice of resignation, the Company may elect to terminate employment immediately and pay Mr. Day six month’s base salary. If Mr. Day is terminated without cause, upon execution of a release of claims, he is entitled to continuation of his base salary then in effect for a period of six months.

(2)           Amount represents the difference between the fair market value of the underlying common stock as of December 31, 2008, $1.13, and the exercise price of in-the-money stock options, multiplied by the number of in-the-money stock options outstanding at December 31, 2008 (assuming the stock options accelerate under the terms of the Plan and become fully vested).

(3)           Amount represents the fair market value of the underlying common stock as of December 31, 2008, $1.13, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2008 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal 2008

Name	Fees Earned or Paid in Cash (1)		Stock Awards	Option Awards (2) (3)(4)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Craig O. McCaw	—		—	$125,308		—	—	—		$125,308
Donna P. Alderman*	—		—	$86,045		—	—	$782,171	(5)	$868,216
Samuel L. Ginn	$30,000		—	$226,464		—	—	—		$256,464
Nicolas Kauser	—		—	$1,261	(6)	—	—	—		$1,261
Barry L. Rowan	$30,000		—	$187,794		—	—	—		$217,794
R. Gerard Salemme*	—		—	$108,293	(7)	—	—	$502,302	(7)	$610,595
H. Brian Thompson	$30,000		—	$111,466		—	—	—		$141,466
David Wasserman	$30,000	(8)	—	$125,308	(9)	—	—	—		$155,308
Benjamin G. Wolff*	—		—	$57,253		—	—	—		$57,253

* Each of Ms. Alderman and Messrs. Salemme and Wolff resigned as directors effective December 16, 2008.

(1)           Amounts represent annual service cash payments in the amount of $30,000 for a full year of service on the Board of Directors in accordance with the Company’s Board Compensation Policy for directors who have been determined to be independent under Nasdaq Marketplace Rule 4200(a)(15).  All service cash payments were paid in quarterly installments in arrears.

(2)           Amounts represent the dollar amounts recognized as stock-based compensation expense in 2008, for financial accounting purposes, related to stock options granted to each director in 2008 and in prior years, before reflecting estimated forfeitures, determined in accordance SFAS 123R.  These amounts do not reflect the actual value that will be realized by the individuals.  See Note 9 of Notes to Financial Statements set forth in the Company’s Form 10-K for fiscal year 2008, filed with the SEC on March 31, 2009, for the assumptions used in determining such amounts.

(3)           Except for Mr. Kauser, who was not a director on that date, each of the directors named above was granted a non-qualified stock option on October 1, 2008 to purchase 30,000 shares of Class A common stock with an exercise price of $1.01 per share (which is equal to the closing market price of the Company’s common stock on the date of grant) under the Plan.  Each option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter.  The grant date fair value of each October 1, 2008 option grant, determined in accordance with SFAS 123R, was $20,608.  Additional option grants made to certain directors in 2008 are discussed in detail below.

(4)           The following table sets forth the aggregate number of option awards held by each director as of December 31, 2008:

Name	Aggregate Number of Option Awards

Craig O. McCaw	240,000

Donna P. Alderman	623,750	(10)

Samuel L. Ginn	340,000

Nicolas Kauser	100,000

Barry L. Rowan	315,000

R. Gerard Salemme	730,000	(11)

H. Brian Thompson	260,000

David Wasserman	240,000	(9)

Benjamin G. Wolff	120,000

(5)           Effective March 31, 2008, Ms. Alderman resigned her position as Executive Vice President, Corporate Development and Strategy and became a consultant for the Company.  Ms. Alderman earned $130,000 in base salary while an employee in 2008, $382,624 for consulting services provided to the Company in 2008, and $54,000 for accrued but unused vacation time through the date of her separation, which was all the compensation Ms. Alderman received following her separation.  Amount also includes $173,458 recognized as stock-based compensation expense in 2008, for financial accounting purposes, related to stock options granted to Ms. Alderman in 2005, 2006 and 2007 for her services as a consultant/employee, and $42,089 recognized as stock-based compensation expense in 2008, for financial accounting purposes, related to restricted stock awards granted to Ms. Alderman in 2007 for her service as an employee, before reflecting estimated forfeitures, as determined in accordance SFAS 123R.  See Note 9 of Notes to Financial Statements set forth in the Company’s Form 10-K for fiscal year 2008, filed with the SEC on March 31, 2009, for the assumptions used in determining such amounts.

 (6)           Mr. Kauser joined the Board of Directors in December 2008. As a new director, Mr. Kauser was granted a non-qualified stock option on December 16, 2008 to purchase 100,000 shares of Class A common stock with an exercise price of $1.50 per share (which is equal to the closing market price of the Company’s Class A common stock on the date of grant) under the Plan.  This option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter.  The grant date aggregate fair value of this option grant, determined in accordance with SFAS 123R, was $115,389.

(7)           Mr. Salemme earned $165,000 for consulting services provided to the Company in 2008.  In addition, Mr. Salemme was paid $41,250 in 2008 for consulting services provided to the Company in 2007.  Amount also includes $296,052 recognized as stock-based compensation expense in 2008, for financial accounting purposes, related to stock options granted to Mr. Salemme in 2005 and 2006 for his services as a consultant, before reflecting estimated forfeitures, determined in accordance SFAS 123R.  See Note 9 of Notes to Financial Statements set forth in the Company’s Form 10-K for fiscal year 2008, filed with the SEC on March 31, 2009, for the assumptions used in determining such amounts.

(8)           Represents fees paid to Clayton, Dubilier & Rice, Inc. as assignee of compensation to Mr. Wasserman.

(9)           Represents 240,000 options granted to Clayton, Dubilier & Rice, Inc. as assignee of compensation to Mr. Wasserman.  Mr. Wasserman disclaims beneficial ownership of the options to purchase shares held by Clayton, Dubilier & Rice, Inc.

(10)          The aggregate number of options awarded to Ms. Alderman includes 418,750 options granted to Ms. Alderman for services provided to the Company as a consultant or employee.

(11)         The aggregate number of options awarded to Mr. Salemme includes 520,000 options granted for consulting services provided to the Company.

Director Equity Compensation

Pursuant to the Company’s Board Compensation Policy in effect at December 31, 2008, members of the Board of Directors who are not employees receive an initial service option grant to purchase 100,000 shares of Class A common stock at the current fair market value price at the time they are elected to the Board of Directors.  The initial service options will become 25% vested following each full year of service as a board member, beginning with the date the options are granted, with the effect that the initial service options become fully vested following four years of service.  On October 1 of each year, each non-employee director is automatically granted an annual service option grant to purchase 30,000 shares of Class A common stock at the current fair market value price on the date of grant.  The annual service option grants will become 25% vested following each year of service on the Board of Directors, beginning as of the date of grant and continuing through the following September 30, with the effect that the annual service options become fully vested and exercisable after four years of service on the board.

Additionally, non-employee members of the Board of Directors who serve on the Audit Committee and Strategy Committee of the Board of Directors receive options to purchase 50,000 shares of Class A common stock at the current fair market value price, granted on the date of appointment to such committee.  The member of the Audit Committee who serves as chairman receives a grant to purchase an additional 50,000 shares of Class A common stock on the date appointed as chairman of the Audit Committee.  All committee option grants become 25% vested following each year of service on the committee, following the date of appointment, with the effect that the committee service option grants become fully vested after four years of service on the committee, or as chairman of the Audit Committee, as applicable.

Currently, non-employee members of the Board of Directors who serve on the Compensation Committee of the Board of Directors receive options to purchase 25,000 shares of Class A common stock at the current fair market value price, granted on the date of appointment to such committee.  The member of the Compensation Committee who serves as chairman receives a grant to purchase an additional 25,000 shares of Class A common stock on the date appointed as chairman of the Compensation Committee.  Compensation Committee option grants become 25% vested following each year of service on the committee, following the date of appointment, with the effect that the committee service option grants become fully vested after four years of service on the committee, or as chairman of the Compensation Committee, as applicable.

Generally, all stock options granted under our Plan have a term of 10 years.  Pursuant to the terms of the Plan, stock options will accelerate following a change-in-control, for some transactions, only if they are not assumed or substituted by the successor company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

The Company has not adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.”  The Audit Committee approves any transaction between the Company and a related person.  A related person is any executive officer or director or nominee for executive officer or director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Person Transactions

Eagle River Investments, LLC, Eagle River, Inc. and ERSH

ERSH is the Company’s controlling stockholder with an economic interest of approximately 31.7% and a voting interest of approximately 67.3%. This economic interest includes one million shares of the Company’s restricted Class A common stock granted to Eagle River Investments as a stock dividend in November 2005. Eagle River Investments subsequently assigned its shares of the Company’s stock to its affiliate, ERSH.

The Company has an agreement with Eagle River, Inc. to provide advisory services to the Company. This agreement has an annual fee of $500,000 and is payable in quarterly installments in stock or cash, at the Company’s option. To date, the Company has elected to make all payments in Class A common stock and has issued 958,032 shares as consideration. As of December 31, 2008 and 2007, the Company owed Eagle River, Inc. approximately $42,000 pursuant to the advisory services agreement, which is included in accrued expenses on the Company’s consolidated balance sheet.

The Company also had a month-to-month agreement with Eagle River, Inc. to provide office space and administrative support to the Company in Kirkland, Washington, which was terminated in November 2008. Total payments made to Eagle River, Inc. under this agreement were $61,000, $62,000, and $57,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

The Company entered into a loan agreement with Eagle River Investments in 2002, which was subsequently transferred to ERSH. In connection with this loan agreement, the Company issued warrants to ERSH to purchase an aggregate of three million shares of its Class A common stock at a weighted average exercise price of $0.01 per share. On December 11, 2007, the Company entered into an amendment to extend by two years the Registration Rights Agreement between the Company and ERSH dated as of December 12, 2002, which otherwise would have expired on December 12, 2007. The Registration Rights Agreement applies to three million shares of the Company’s Class A Common Stock that ERSH has the right to acquire pursuant to a Warrant Agreement, dated December 12, 2002. All such warrants remain outstanding at December 31, 2008 and are exercisable through December 12, 2012.

Davis Wright Tremaine

An officer of Eagle River, Inc. and Eagle River Investments, LLC, who is also a former board member of the Company and the current chairman of the board of the Company’s subsidiary, ICO North America, is the spouse of a partner at the law firm Davis Wright Tremaine which provides the Company with ongoing legal services. Total payments made to Davis Wright Tremaine for the year ended December 31, 2008 was $57,000.

Clearwire Corporation

ERSH, the Company’s controlling stockholder, is also a significant stockholder of Clearwire Corporation (“Clearwire”). The Company has a month-to-month agreement with Clearwire to provide office space for certain of its regulatory personnel in Washington, DC. Total payments made to Clearwire under this agreement for the years ended December 31, 2008, 2007 and 2006 were $60,000, $60,000 and $72,000, respectively.

The Company also has an agreement with Clearwire to explore ways to collaborate on offering Clearwire’s broadband Internet offering in conjunction with the Company’s ICO mim service, and building out and sharing a terrestrial network (“Cooperation Agreement”).  Pursuant to leases in connection with the Cooperation Agreement, the Company will reimburse Clearwire for utility usage at certain of Clearwire’s terrestrial towers and office space in Raleigh-Durham as part of the Company’s Alpha Trial.  Total payments made to Clearwire under this agreement for the year ended December 31, 2008 were $11,000.

Indemnification Agreements

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Under an indemnification agreement between the Company and Eagle River Investments, LLC, we are required to indemnify, defend, and hold harmless Eagle River Investments, its affiliates, and their respective members, directors, officers, agents, employees and controlling persons against claims, liabilities, losses, damages and fees and expenses incurred resulting from, or in connection with, the fact that such entity or person is or was a shareholder, director, officer, or employee of the Company or any of its subsidiaries, or based on an alleged breach of his or her fiduciary duty as a director or officer of the Company or any of its subsidiaries.  The indemnification obligation is subject to certain exceptions, including losses and damages incurred through certain violations of the U.S. securities laws and damages caused by acts that a court determines to be a breach of fiduciary duties, gross negligence, or willful misconduct.  We agreed to advance reasonable costs and expenses incurred for defending any claim upon receipt of an undertaking to repay the advanced amounts if it is ultimately determined the indemnitee was not entitled to indemnification under the agreement.

Under an indemnification agreement with Cascade Investment, we are similarly required to indemnify Cascade Investment, its affiliates (including Mente), and their respective members, directors, officers, agents, employees and controlling persons.

We are also a party to an indemnification agreement with CDR-Satco, Clayton, Dubilier & Rice, Inc. (“CD&R”) and The Clayton, Dubilier & Rice Fund VI Limited Partnership, which obligates us to indemnify, defend, and hold harmless each of those entities and their respective directors, officers, partners, members, employees, agents and controlling persons under the same general terms as the indemnification agreement with Eagle River Investments, LLC, other than the addition of an obligation to indemnify for any claims arising out of or based upon the provision by CD&R of any consulting services (except to the extent a court finds that any of the indemnitees acted with gross negligence or intentional misconduct).

OTHER MATTERS

When are stockholder proposals due for next year’s Annual Meeting?

To be included in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2009 to ICO’s Corporate Secretary at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.

A stockholder proposal or nomination for director that will not be included in next year’s proxy materials, but that a stockholder intends to present in person at next year’s Annual Meeting, must comply with the notice, information and consent provisions contained in the Company’s Bylaws.  In part, the Bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination in writing, which must be delivered to or mailed and received by the Company’s Corporate Secretary at the Company’s principal executive offices no later than the close of business on April 20, 2010 (60 days prior to the first anniversary of the 2009 Annual Meeting Date) nor earlier than the close of business on March 21, 2010 (90 days prior to the first anniversary of the 2009 Annual Meeting date).  However, if the date of the meeting is changed by more than 30 days from such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the earlier of the 7th day following the date on which notice of the date of the meeting was mailed or a public announcement of the meeting was made.  The Company’s Bylaws contain additional requirements to properly submit a proposal or nominate a director.  If you plan to submit a proposal or nominate a director, please review the Company’s Bylaws carefully.  You may obtain a copy of the Company’s Bylaws by mailing a written request to the Corporate Secretary of ICO at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190 or by visiting the Company’s website at www.ico.com.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John L. Flynn
Secretary

April [  ], 2009

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2008 is available without charge upon written request to: Corporate Secretary, ICO Global Communications (Holdings) Limited, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.

ANNEX A

By approving Proposal 3, stockholders are approving and authorizing the Corporation’s Board of Directors, at its sole discretion, to effect a “reverse stock split” of the Company’s Common Stock by filing a Certificate of Amendment in this form.  If the Board of Directors determines to effect a reverse stock split, it will choose a combination of any number of shares of Common Stock, between and including five and twenty, into one share.  The combination ratio will be determined by the Board of Directors of the Corporation to be in the best interests of the Corporation and its stockholders following stockholder approval of Proposal 3, including approval of this form of Certificate of Amendment, and prior to the time of filing of the Certificate of Amendment.

FORM OF CERTIFICATE OF AMENDMENT OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

ICO Global Communications (Holdings) Limited, a corporation duly organized and existing under the Delaware General Corporation Law (“DGCL”), does hereby certify:

FIRST: The name of the corporation is ICO Global Communications (Holdings) Limited (“Corporation”).

SECOND: The date of filing of the Certificate of Incorporation of the Corporation was March 17, 2000, under the name New ICO Global Communications (Holdings) Limited.  A Restated Certificate of Incorporation was filed on April 25, 2000.  Thereafter, a Certificate of Amendment to the Restated Certificate of Incorporation was filed on July 17, 2000 and a Restated Certificate of Incorporation was filed on November 28, 2001, changing the name of the Corporation to ICO Global Communications (Holdings) Limited.

THIRD: Section A. of Article 5 of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“ARTICLE 5 - SHARES

A. Classes of Stock. The Corporation shall have authority to issue three classes of stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock.”  The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the “Common Stock.”  The total number of shares that the Corporation is authorized to issue is [ • ]1 shares, of which [ • ] shares shall be Class A Common Stock, [ • ] shares shall be Class B Common Stock and 75 million shares shall be Preferred Stock.  Each share of Common Stock and Preferred Stock shall have a par value of one cent per share ($0.01).  Authority is hereby expressly granted to the Board of Directors (“Board”) to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications limitations or restrictions that are permitted by the DGCL in respect of any class or classes of Preferred Stock or any series of any class of Preferred Stock of the Corporation.

1 The Corporation currently has authorized 1.125 million shares of stock, consisting of 900 million shares of Class A Common Stock, 150 million shares of Class B Common Stock and 75 million shares of Preferred Stock.  The number of shares of Class A Common Stock and Class B Common Stock would be decrease on a basis proportional to the reverse split ratio approved by the Board of Directors of the Corporation.  For example, if the Board of Directors selected a reverse stock split ratio of five shares into one share (1-for-5), the number of authorized shares of Common Stock would comprised of 180 million shares of Class A Common Stock and 30 million shares of Class B Common Stock.

Upon the filing and effectiveness (“Effective Time”) of this amendment to the Restated Certificate of Incorporation of the Corporation pursuant to the DGCL, each [ • ]2 shares of the Corporation’s Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (such combination, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest) from the Corporation’s transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable.

Stockholders who hold certificates that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall be entitled to receive such cash payment in lieu of fractional shares upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and the surrender of the stockholder’s Old Certificates. After the Effective Time, each Old Certificate that has not been surrendered shall represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

FOURTH: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

FIFTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the ICO Global Communications (Holdings) Limited has caused this Certificate of Amendment to Restated Certificate of Incorporation to be duly executed as of the ____ day of _____, 200_.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

By:

Name:

Title:

2 The reverse stock split ratio will be between and including five and twenty into one share.  The Certificate of Amendment that is filed with the Secretary of State of the State of Delaware will include only one ratio determined by the Board of Directors of the Corporation.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

The undersigned hereby appoints Michael P. Corkery and John L. Flynn, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of ICO Global Communications (Holdings) Limited Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2009 Annual Meeting of Stockholders of the Company to be held June 19, 2009 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments  (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your ICO Global Communications (Holdings) Limited account online.

Access your ICO Global Communications (Holdings) Limited stockholder account online via Investor
ServiceDirect®  (ISD).

The transfer agent for ICO Global Communications (Holdings) Limited now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 THROUGH 3
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments                                        ☐
SEE REVERSE

		FOR	WITHHELD FOR ALL	*EXCEPTIONS
ITEM 1 - ELECTION OF DIRECTORS

Nominees:
01 Craig O. McCaw	04 Barry L. Rowan
02 Samuel L. Ginn	05 H. Brian Thompson	☐	☐	☐
03 Nicolas Kauser	06 David Wasserman

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s in the space provided below.

		FOR	AGAINST	ABSTAIN
ITEM 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		☐	☐	☐

		FOR	AGAINST	ABSTAIN
ITEM 3 – APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT		☐	☐	☐

WILL ATTEND
If you plan to attend the annual meeting, please mark the WILL ATTEND box		☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the June 19, 2009 stockholder meeting date.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.eproxy.com/icog
Use the Internet to vote your proxy.  Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-580-9477
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/icog